As filed with the Securities and Exchange Commission on November 21, 2007
Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXCESS INTERNATIONAL, INC.
(Name of small business issuer in its charter)

Delaware	7373	85-0294536
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
3208 Commander Drive
Carrollton, Texas 75006
(Address and telephone number of principal executive offices)
Allan Griebenow
3208 Commander Drive
Carrollton, Texas 75006
(972) 407-6080
(Address of principal place of business or intended principal place of business)
(Name, address and telephone number of agent for service)

Copies to:
Craig G. Ongley
Epstein Becker & Green, P.C.
500 North Akard Street, Suite 2700
Dallas, Texas 75201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reinvestment plans, check the following box. ☑
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
		Offering	Maximum
		Price	Aggregate	Amount of
	Amount to be	Per	Offering	Registration
Title of Each Class of Securities to be Registered	Registered	Security (1)	Price (1)	Fee
Voting common stock, par value $.01 per share (Selling Stockholders)	1,400,676	$0.84	$1,176,568	$36.12
Voting common stock, par value $.01 per share (shares to be issued upon conversion of Stockholder Warrants)	6,138,883	$1.77	$10,865,823	$333.58
Voting common stock, par value $.01 per share (shares to be issued upon conversion of Convertible Preferred)	8,708,550	$0.95	$8,273,123	$253.98
Total:	16,248,109	$1.25	$20,315,514	$623.68

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant offering price is estimated as the total exercise price of all Warrants (assuming 100% exercise) divided by the number of Warrants.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
AXCESS INTERNATIONAL, INC.
16,248,109 SHARES
COMMON STOCK

          Axcess International, Inc. is selling no shares of common stock and the selling stockholders identified in this prospectus are selling 10,109,226 shares. 8,708,550 are the common shares underlying preferred convertible shares and 1,400,676 are common shares currently outstanding. We will receive the proceeds from the exercise of the warrants and will issue 6,138,883 shares in exchange. The warrants may or may not be exercised.
          Our common stock is listed on the OTCBB maintained by FINRA under the symbol “AXSI.” The last reported bid price on November 19, 2007, was $1.45 per share and the last reported asking price was $1.60 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
SEE RISK FACTORS BEGINNING ON PAGE 2.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

PROSPECTUS SUMMARY
OUR COMPANY
          Axcess International, Inc. (“Axcess” or “Company”) provides Dual-Active RFID (radio frequency identification) and Real Time Location Systems (RTLS) for asset management, physical security and supply chain efficiencies. The battery-powered (active) RFID tags locate, identify, track, monitor, count, and protect people, assets, inventory, and vehicles. The main applications of the Company’s systems are personnel and vehicle access control and automatic asset tracking and protection. The Company provides solutions in homeland security markets such as air and ground transportation, water treatment facilities, oil and gas, power plants, as well as in the markets for data centers, retail / convenience stores, education, healthcare, and corporate offices. Axcess utilizes their own patented technology for our network-based radio frequency identification (RFID). Our application and browser-based software options, also deliver critical real-time information tailored to each end user and their security personnel via their own enterprise network or the Internet. The software also provides custom alerts to a customer’s monitoring and security personnel in the form of streaming video, e-mail, or messages delivered to wireless devices.
          Our wireless tagging products are marketed under our trademark, ActiveTag™, and are designed to provide electronic tagging of people and property, as well as controlled high speed personnel and vehicle access in, out and around secure facilities. Examples of our ActiveTag™ products would include: tags placed on laptop computers to prevent removal from a facility or even a “secure” area within a facility; employees wearing tags which would admit them to some areas of a manufacturing plant, but not others; and vehicle tags which permit a vehicle to automatically go through a high speed security gate at a military base or other limited access or secure facility.
          Axcess utilizes a modified indirect sales model focused primarily on system integrators as marketing channel partners capable of selling, installing and servicing network-based CCTV, access control and asset management applications. Other outlets include distributors, specialty dealers, catalog sales organizations, and OEMs (original equipment manufacturers). Axcess is continuing channel development in the security industry, by focusing on large system integrators that have significant sales in which we hope to participate. The system integrators and dealers are responsible for the installation in almost all cases. Axcess has four sales people that support individual sales as needed. Using established channels to gain widespread exposure and sales leverage is a well-utilized model in the industry.
          The indirect sales model allows us to address multiple industry segments generically, including manufacturing, wholesale / distribution, retail, services, government, education and finance. The indirect sales model fits the characteristics of our product portfolio with other products, which become system solutions that require custom site planning and installation. Sales generally have multiple locations with the average revenue per system location in the tens of thousands, and are based on a new technology and its application to traditional security problems. By working directly with established marketing channel partners, this indirect model also gives us the flexibility to introduce new products and applications as they are developed.
          We work directly with the end user for certain focused large system sales opportunities. This approach enables us to prospect directly for selected larger transactions and reference accounts in a prudent, “opportunity driven” fashion. The eventual installation is still accomplished through an established channel partner.
The Offering

Common stock offered by Axcess	0 shares

Common stock offered by selling stockholders	1,400,676 shares

Common stock underlying warrants and convertible preferred	14,847,433 shares

Common stock to be outstanding after this offering	28,973,703 shares

Use of proceeds — Common Stock	We will not receive any proceeds from the sale of common stock offered by the selling stockholders

— Exercise of Warrants	If the Warrants are exercised, we will use the proceeds for working capital and to pay down debt

Over the Counter Bulletin Board Symbol	AXSI

          The common stock to be outstanding after this offering is based on 28,973,703 shares outstanding as of October 31, 2007, which excludes:
5,558,373 shares of common stock issuable upon the exercise of outstanding stock options as of October 31, 2007, issued under our 2005 Equity Incentive Plan, 2001 Equity Incentive Plan and 1998 Directors Compensation Plan, at a weighted average exercise price of $1.879 per share; and
8,341,723 shares of common stock, 6,138,883 registered herein, issuable upon the exercise of certain warrants as of October 31, 2007, issued in connection with notes payable to certain stockholders, and the sale of certain convertible debentures and preferred stock. The warrants carry exercise prices from $1.00 to $2.00 per share and expire between February 28, 2008 and September 28, 2012.
OUR INFORMATION
          We were originally formed in November 1982 as Lasertechnics, Inc. We became Axcess, Inc. in March 1998 and changed our name to Axcess International, Inc. in April 2003. Our executive offices are located at 3208 Commander Drive, Carrollton, Texas 75006, and our general telephone number is (972) 407-6080. Our main website address is http://www.AXCESSINC.com. The information contained in our website is not a part of this prospectus.
RISK FACTORS
          This prospectus contains forward-looking statements within the meaning of the securities laws. Actual results and performance and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of certain risks and uncertainties set forth below and elsewhere in this prospectus. You should carefully consider the following factors, the discussion under the caption “Cautionary Note on Forward-Looking Statements,” and the other information in this prospectus before buying or selling any shares of common stock. Our business, financial condition, and operating results could be materially adversely affected by any one or more of the following risk factors. Although we have attempted to include a discussion of the material risks known to us as of the date of this prospectus, there may be additional risks that we do not presently know of or that we currently believe are immaterial that could also materially affect Axcess. Axcess disclaims any obligation to update these factors or to announce publicly the results of any revisions to any of the risk factors or forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.
We may not be able to continue as a going concern or fund our existing capital needs.
          Our auditors have included an explanatory paragraph in their audit opinion with respect to our consolidated financial statements for the fiscal year ended December 31, 2006. The paragraph states that our recurring losses from operations and resulting continued dependence on external financing raise substantial doubts about our ability to continue as a going concern. Our existing and anticipated capital needs are significant. We believe our existing financing arrangements and estimated operating cash flows will not be sufficient to fund our operations and working capital needs for the next twelve months and there can be no assurance that we will be able to fund our existing capital needs under our existing credit facilities or otherwise secure additional funding, if necessary. In addition, changes in our operating plans, the acceleration or modification of our existing expansion plans, lower than anticipated revenues, increased expenses, potential acquisitions, or other events may cause us to seek additional financing sooner than anticipated, prevent us from achieving the goals of our business plan or expansion strategy, or prevent our newly acquired businesses, if any, from operating profitably. If we are unable to fund our existing capital needs under our existing credit facilities, or are otherwise unable to secure additional equity financing, if necessary, our business could be materially adversely affected. See Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources.
We have a history of losses and expectation of future losses; uncertainty of future profitability; and limits on operations.
          From our incorporation in 1982 through September 30, 2007, we have incurred an accumulated loss of approximately $166.0 million and have been profitable in only one fiscal year during that time. There can be no assurance that we will generate sufficient revenues to achieve profitability in the future.
          If our losses continue, we will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances. See Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources.

We are dependent upon our proprietary technology and its marketability as state of the art.
          The technology we use may become obsolete or limit our ability to compete effectively within the wireless, automatic identification and multi-media applicable industries. These industries are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The introduction of products embodying new technologies or the emergence of industry standards can render existing products obsolete and unmarketable. Our success will depend on our ability to enhance our existing products. Our success will also depend on our ability to develop and introduce, on a timely and cost-effective basis, new products that keep pace with technological developments and emerging industry standards and that address increasingly sophisticated customer requirements.
          Our business would be adversely affected if we were to incur difficulties or delays in developing new products or enhancements or if those products or enhancements did not gain market acceptance. Specifically:
•	we may not be successful in identifying, developing and marketing product enhancements or new products that respond to technological change or evolving industry standards;

•	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these products; and

•	we may experience difficulties that could delay or prevent the successful development, introduction and marketing of these products; and

•	our new products and enhanced products may not adequately meet the requirements of the marketplace and achieve market acceptance or may not keep pace with advances made by our competitors.
          We currently hold six U.S. patents and several additional patents are in various stages of prosecution. The time period covered by our patents ranges from fourteen to twenty years; however, there can be no assurance that our technologies will be accepted in the marketplace. In addition, different technologies owned by others could arise that would be superior or more marketable than ours. See Description of Business—Patents and Proprietary Technology.
The loss of one or more members of management or key personnel could adversely affect our operations and could lead to loss of clients and proprietary information.
          Our business, success, growth, operating results, and profitability are dependent upon the skills, experience, efforts, performance, and abilities of members of management and other key personnel. We depend upon members of management and key personnel, including key sales personnel, to generate new business and to service new and existing clients. If any members of management or key personnel were to leave us, our business, success, growth, operating results and profitability could suffer. If we lose any key personnel, we may also be unable to prevent the unauthorized disclosure or use of our technical knowledge, practices, procedures, or client lists by the former personnel. Disclosure or use of this information could harm our business.
We may face substantial competition in attracting and retaining qualified personnel, and may be unable to grow our business if we cannot attract and retain qualified personnel.
          Our success will depend to a significant degree upon our ability to attract and retain highly qualified and experienced personnel who possess the skills and experience necessary to satisfy our business and client service needs. These personnel may be in great demand, particularly in certain geographic areas, and are likely to remain a limited resource for the foreseeable future. Our ability to attract and retain employees with the requisite experience and skill depends on several factors, including our ability to offer competitive wages, benefits, and professional growth opportunities. To attract and retain these individuals, we will be required to invest a significant amount of time and money. Many of the companies with which we will compete for experienced personnel have greater financial resources and name recognition than we do. In addition, an important component of overall compensation for our personnel will be equity. If our stock price does not increase over time, it may be more difficult to retain personnel who have been compensated with stock awards or options. The inability to attract, train, and retain experienced personnel could have a material adverse effect on our business.
Because we are significantly smaller and less established than a majority of our competitors, we may lack the financial resources necessary to compete effectively and sustain profitability.
          We operate in competitive, fragmented industries and compete for clients with a variety of larger and smaller companies that offer similar products and services. These industries are subject to rapid technology changes and are significantly affected by new products and services and the marketing activities of industry participants, which may often be beyond our control. Due to the nature of our business, we compete with companies in the security products, security consulting and defense industries. Although we primarily compete directly with firms who offer similar security products, we also compete directly and indirectly with a number of other companies, which provide and install large security systems as a single contractor. Many of these competitors are more established, offer more products, services and features, have a greater number of clients, locations, and employees, and also have significantly greater financial (based on total assets and annual revenues), technical, marketing, public relations, name recognition, and other resources than we have.
          We also expect to experience increased competition from new entrants into the market. We may be unable to compete with large multi-product security companies, including the security divisions of large international firms. This increased competition may result in pricing pressures, loss of market share or loss of clients, any of which could have an adverse effect on our business, financial condition, operating results and cash flows. See Description of Business—Competition.
We are dependent upon third party manufacturers and suppliers to produce our products.
          As a cost efficiency measure, we do not manufacture our own parts and product line but contract such supply and manufacture to third parties. The failure by any of our vendors, suppliers or contractors to fulfill their contractual obligations to us could adversely affect our operations. If we are unable to obtain sufficient components and manufacturers for our products, or develop alternative sources, delays in product introductions or shipments could occur and could have a material adverse effect on our results of operations. See Description of Business—Manufacturing.
The voting control of Axcess is held by Amphion Group, and other stockholders are unlikely to have any ability to influence the governance or policies of our company.
          As of October 30, 2007, Amphion Ventures LP and affiliates of Amphion Ventures LP, including Amphion Partners, Amphion Investments, Antiope Partners, Amphion Capital Partners (formerly NVW, LLC), Amphion Capital Management LLC, Amphion Innovations plc and VennWorks LLC (formerly incuVest LLC) (collectively, the “Amphion Group”) owned approximately 60% of our outstanding common stock. This level of ownership provides the Amphion Group with the power to determine the outcome of almost any matter submitted for the vote or consent of our stockholders. Additionally, two of our five directors are affiliates of the Amphion Group. See Security Ownership of Certain Beneficial Owners and Management.
The price of our common stock has been highly volatile and may continue to be highly volatile, which may adversely affect your ability to sell your shares and our ability to raise additional capital.
          The price of our common stock has been highly volatile and may continue to be highly volatile. For instance, from November 1, 2002 through October 30, 2007, our common stock traded from a low of $.025 to a high of $3.60 per share. The price of our common stock has experienced, and may continue to experience, significant volatility in response to many factors, some of which are beyond our control and may not even be directly related to us, including:
•	changes in financial estimates or recommendations by securities analysts regarding us or our common stock;

•	our performance and the performance of our competitors and other companies in the technology or marketing sectors;

•	quarterly fluctuations in our operating results or the operating results of other companies in the technology or marketing sectors;

•	additions or departures of key personnel;

•	the trading volume of our common stock;

•	general economic conditions and their effect on the technology or advertising and marketing sectors, in general; and

•	competition, natural disasters, acts of war or terrorism or other developments affecting us or our competitors.
          In addition, in recent years, the stock market has experienced extreme price and volume fluctuations, which have often been unrelated or disproportionate to the operating performance of particular companies. This volatility has significantly affected and may continue to affect, the price of our common stock and may adversely affect your ability to sell your shares and our ability to raise additional capital. See Market and Common Equity and Related Stockholder Matters.
Our common stock may be subject to penny stock rules and regulations.
          Federal rules and regulations under the Exchange Act regulate the trading of so-called penny stocks, which generally refers to low-priced (below $5.00), speculative securities of very small companies traded on the OTC Bulletin Board or in the Pink Sheets. Trading, if any, in shares of our common stock may be subject to the full range of penny stock rules. Before a broker/dealer can sell a penny stock, these rules require the broker/dealer to first approve the investor for the transaction and obtain from the investor a written agreement regarding the transaction. The broker/dealer must also furnish the investor with a document describing the risks of investing in penny stocks. The broker/dealer must also tell the investor the current market quotation, if any, for the penny stock and the compensation the broker/dealer will receive for the trade. Finally, the broker/dealer must send monthly account statements showing the market value of each penny stock held in the investor’s account. If these rules are not followed by the broker/dealer, the investor may have no obligation to purchase the shares. Accordingly, these rules and regulations may make it more expensive and difficult for broker/dealers to sell shares of our common stock, and purchasers of our common stock may experience difficulty in selling such shares in secondary trading markets.
USE OF PROCEEDS
          Proceeds from the sale of the 10,109,226 shares beneficially owned by the selling stockholders described above will inure solely to the benefit of the selling stockholders as the Company will not receive any of the proceeds from such sales. If fully exercised the Warrants would result in the issuance of 6,138,883 shares of our common stock and result in proceeds to the Company of $10,893,158, which would be used for working capital and to pay down any outstanding debt.
DILUTION
          The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no additional dilution to our existing stockholders except to the extent Warrants are exercised, if any.
SELLING STOCKHOLDERS / WARRANT HOLDERS
          The following listed holders own or have the rights to 16,248,109 shares of Axcess International common stock. The listed stockholders own 1,400,676 issued and currently outstanding common shares and have the rights to 8,708,550 common shares upon the conversion of existing convertible preferred stock and 6,138,883 shares upon the exercise of certain warrants. Upon the effective date of this Registration Statement and pursuant to this prospectus, the listed stockholders will have the ability to sell their stock at any time and the listed warrant holders will have the right to exercise their warrants for the stated value of their warrants and have the ability to sell their stock at any time. Should all the selling stockholders sell their stock at or near the same time, there is a significant likelihood that our stock price will fall.

			Amount of
			Common	Total	Total	Percentage
			Shares To Be	Shares	Shares	Of Common
			Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Amphion Innovations PLC (Robert Bertoldi / Richard Morgan)	330 Madison Avenue New York, New York 10017	887,671 887,671 588,235 588,235 150,000 150,000	3,251,812	4,019,948	768,136	1.8%	(6 (7 (8 (9 (10 (11 (25	) ) ) ) ) ) )

C.I.P.A.F.S.A. (Tameem Auch)	29 Avenue De La Porte-Neuve L-2227, Luxembourg	1,000,000 1,000,000 800,000	2,800,000	2,800,000	—	*	(12 (13 (14	) ) )

GenInvest Ltd (Wendy Baines)	C/O Africa House Group Woodbourne Road Douglas, Isle of Man IM99 1AW, British Isles	1,000,000 575,000 500,000	2,075,000	2,117,000	42,000	*	(15 (16 (17	) ) )

Richard C.E. Morgan	88 Foxwood Rd. Stamford, Connecticut 06807	300,000 300,000 294,118 294,118 250,000 125,000	1,563,236	2,285,745	469,794	1.1%	(10 (11 (8 (9 (14 (16 (25	) ) ) ) ) ) )

RAB Special Situations (Master) Fund Limited (Fraser Mcgee / Jake Leavesley)	c/o RAB Capital Limited No. 1 Adam Street London W2CN6LE, U.K.	1,000,000	1,000,000	1,000,000	—	*	(13)

			Amount of
			Common	Total	Total	Percentage
			Shares To Be	Shares	Shares	Of Common
			Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Ivory Overseas Holding Limited (Enrique Sibauste)	100 Hammersmith Rd. London WG 75P, UK	294,118 294,118	588,236	1,026,358	438,122	1.0%	(8 (9	) )

Stan Zaslow	12331 Rockledge Cir. Boca Raton, Florida 33428	118,722 100,000 100,000 100,000 50,000 50,000 23,744	542,466	795,139	252,673	*	(18 (10 (11 (14 (16 (19 (20	) ) ) ) ) ) )

Eva Rausing	62 Cadogan Place London, United Kingdom SWIX 9RS	235,294 235,294	470,588	470,558	—	*	(8 (9	) )

Sir Brian Williamson	Ely House, 37 Dover Street London, United Kingdom WIS 4NJ	200,000 100,000	300,000	300,000	—	*	(12 (17	) )

Mowodi Stiftung	Prager Dreifus, Attorney-at-Law Muehlebachst 6 CH-8008 Zurich Switzerland	75,000 75,000 58,824 58,824	267,648	270,829	3,181	*	(10 (11 (6 (7	) ) ) )

Joseph Nuzzi	625 N. Gov. Printz Blvd. Essingron, PA 19029	100,000 59,740 50,000 30,286	240,026	498,829	258,803	*	(14 (21 (16 (22	) ) ) )

Fortress Mutual Funds Ltd (Roger Cave)	Carlisle House, 1st Floor Hinks Street Bridgetown, Barbados	142,237 72,110	214,347	428,502	214,155	*	(21 (22	) )

Elm Park International Ltd. (Barbara J. Haldi)	PO Box 68 2006 Neuchatel Switzerland	200,000	200,000	200,000	—	*	(14)

Howard Steinberg	100 South Pointe Drive Miami Beach, FL 33139	125,000 62,500	187,500	187,500	—	*	(14 (16	) )

Rutgers Casualty Insurance Co. (Nachum Stein)	444 Madison Avenue, Suite 501 New York, New York 10022	59,361 47,059 47,059 11,872	165,351	259,206	93,855	*	(18 (8 (9 (20	) ) ) )

Jared Trading Unlimited (Hans K. Jerne)	La Delaissee 7, 1270 Trelex Switzerland	99,566 50,477	150,043	254,196	104,153	*	(21 (22	) )

Eugene Arfuino		100,000 50,000	150,000	150,000	—	*	(14 (16	) )

Tisu Investment Ltd. (Tis Prager)	Muehlebachst 6 CH-8008 Zurich Switzerland	75,000 75,000	150,000	150,000	—	*	(10 (11	) )

Anna Morgan	88 Foxwood Road Stamford, Connecticut 06903	118,722 23,744	142,466	252,715	110,249	*	(18 (20 (25	) ) )

Bruce Zwigard	8935 Arvida Drive Coral Gables, FL 33156	50,000 25,000 25,000 25,000	125,000	125,000	—	*	(14 (10 (11 (16	) ) ) )

			Amount of
			Common	Total	Total	Percentage
			Shares To Be	Shares	Shares	Of Common
			Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Patrick Lindsey	1 Hidden Lane Bakersfield, CA 93309	58,824 58,824 1,659 841	120,148	123,043	2,895	*	(8 (9 (21 (22	) ) ) )

D. Reed Webster Revocable Trust (D. Reed Webster)	1215 W. Montana Street Chicago, IL 60614	58,824 58,824	117,648	117,648	—	*	(8 (9	) )

Paul Brown	30 Heather Drive Edison, NJ 08820	58,824 58,824	117,648	122,741	5,093	*	(8 (9	) )

Sabina Fila	15 East 75th Street New York, NY 10021	100,000	100,000	100,000	—	*	(14)

Steve Dachs	16035 W. Prestwick Pl. Miami Lakes, FL 33014	25,000 25,000 25,000 12,500	87,500	132,500	45,000	*	(10 (11 (14 (16	) ) ) )

Kwang Boon Sim	92 Pinner View Harrow, Middlesex	41,170 41,170	82,340	82,340	—	*	(14 (16	) )

American European Insurance Co. (Nachum Stein)	444 Madison Avenue New York, New York 10022	50,000 25,000	75,000	75,000	—	*	(14 (8 (9 (15	) ) ) )

Steven Steinberg	10 Serenity Lane Cos Cob, CT 06807	50,000 25,000	75,000	75,000	—	*	(14 (16	) )

James Sanderson	202 Crossgate Drive Clark Summit, PA 18411	59,361 11,872	71,233	221,003	149,770	*	(18 (20	) )

Nachum Stein	444 Madison Avenue New York, New York 10022	23,744 11,765 11,765 10,000 5,000 4,749	67,023	86,139	19,116	*	(18 (8 (9 (14 (16 (20	) ) ) ) ) )

Howard A. Gordon	11350 NW 7th Street Plantation, Florida 33325	59,361	59,361	146,329	86,968	*	(20)

Douglas Campbell	5 Palace Gate, Flat 4 London, United Kingdom W85LS	29,412 29,412	58,824	58,824	—	*	(8 (9	) )

Leonard Leff	P. O. Box 64672 Los Angeles, California 90064	118,722	118,722	204,297	85,575	*	(20)

Kentucky National Insurance Co. (Nachum Stein)	444 Madison Avenue New York, New York 10022	23,744 11,765 11,765 4,749	52,023	59,924	7,901	*	(18 (8 (9 (20	) ) ) )

Lombard Odier Darier Hentsch (Martin Roth)	11, rue de la Carraterie CH-1204 Geneva-Suisse	33,189 16,826	50,015	74,733	24,718	*	(21 (22	) )

Hasenfeld Stein Pension Trust (Nachum Stein)	444 Madison Avenue New York, New York 10022	17,647 17,647 11,872 10,000 5,000 2,374	64,540	65,115	575	*	(8 (9 (18 (14 (16 (20	) ) ) ) ) )

			Amount of
			Common	Total	Total	Percentage
			Shares To Be	Shares	Shares	Of Common
			Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Edward Bond	9 Iffley Road London, UK W60PB	50,000	50,000	50,000	—	*	(14)

HSI Partnership (Nachum Stein)	444 Madison Avenue New York, New York 10022	30,000 15,000	45,000	45,000	—	*	(14 (16	) )

Sol Barber	625 Westfield Avenue Westfield, New Jersey 07090	29,681 6,638 3,365	39,684	47,175	7,491	*	(20 (21 (22	) ) )

David Stirling	3281 Round Hill Road Branchburg, NJ 08876	34,367	34,367	49,247	14,880	*	(23)

John Strauss	3409 Hanover Dallas, Texas 75225	19,913 10,095	30,008	274,839	244,831	*	(21 (22	) )

Assiduous Limited (William de Gelsey)	CA IB Corporate Finance LTD 80 Cheapside, London EC2V 6EE	10,000 10,000	20,000	92,123	72,123	*	(6 (7	) )

RJM Children’s Trust (James Macaleer)	907 Robin Drive West Chester, PA 19382	8,297 4,206	12,503	21,182	8,679	*	(21 (22	) )

RJM Foundation (James Macaleer)	907 Robin Drive West Chester, PA 19382	8,297 4,206	12,503	21,182	8,679	*	(21 (22	) )

Galloway LTD (Brian Byers)	Courtview, 12 Mount Havelock Douglas, Sile of Man British Isles, 1m1 2Q6	6,638 3,365	10,003	14,774	4,771	*	(21 (22	) )

Garry Meyer	833 Riverbank Rd. Stamford, CT 06903	6,638 3,365	10,003	16,947	6,944	*	(21 (22	) )

Jeanette Hyde	2405 Glenwood Ave. Raleigh, NC 27608	6,638 3,365	10,003	14,997	4,994	*	(21 (22	) )

Vikas Deshmukh	P.O. Box 3526 Coppell, Texas 75019	5,000 5,000	10,000	10,000	—	*	(8 (9	) )

Michael Filippone	17 Clover Lane Northport, NY 11768	4,978 2,524	7,502	12,167	4,665	*	(21 (22	) )

Alexander Hasenfeld	444 Madison Avenue New York, New York 10022	5,333	5,333	5,333	—	*	(24)

Bruce Contino	325 Scudder Ave. Porthport, NY 11768	3,319 1,683	5,002	7,474	2,472	*	(21 (22	) )

Christopher Lickman	629 Maple Ave. Elizabeth, NJ 07202	3,319 1,683	5,002	8,474	3,472	*	(21 (22	) )

William Adam	213 Catherine St. East Northport, NY 11731	3,319 1,052	4,371	7,843	3,472	*	(21 (22	) )

John O’Dea	6801 Shore Road Brooklyn, NY 11220	2,489 1,262	3,751	5,605	1,854	*	(21 (22	) )

Paul Brown	30 Heather Drive Edison, NJ 08820	2,489 1,262	3,751	6,355	2,604	*	(21 (22	) )

			Amount of
			Common	Total	Total	Percentage
			Shares To Be	Shares	Shares	Of Common
			Offered	Owned	Owned	Shares
			For Each	Prior	After	Owned
			Stockholders	To This	This	After This
			Account	Offering	Offering	Offering
Selling Shareholders (1)	Address	Components	(2)	(3)	(4)	(5)	Footnotes
Thomas Brown	30 Heather Drive Edison, NJ 08820	2,489 1,262	3,751	6,355	2,604	*	(21 (22	) )

James Riciotti	66 Cortelyou Ave. Staton Island, NY 10312	2,371 754	3,125	4,891	1,766	*	(21 (22	) )

Paul & Hillary Bialowas	8 Rockridge Rd. Ardsley, NY 10502	2,371 754	3,125	4,891	1,766	*	(21 (22	) )

Richard Plum	340 East 72nd St., Apt #4-SW New York, NY 10021	1,659 841	2,500	4,236	1,736	*	(21 (22	) )

Elaine Bompane	6 Stoothoff Rd. East Northport, NY 11731	1,659 841	2,500	3,693	1,193	*	(21 (22	) )

James & Veronica Delevan	181 — 73 St. Brooklyn, NY 11209	1,659 841	2,500	3,700	1,200	*	(21 (22	) )

Lorraine Mastelerz	34 Carriage Ct. Scarsdale, NY 10583	1,659 841	2,500	4,236	1,736	*	(21 (22	) )

Robert Webb, Trust DTD 6-15-95 (Robert Webb)	971 N. Doheny Drive West Hollywood, CA 90069	1,659 841	2,500	2,500	—	*	(21 (22	) )

David Horn	5 Cornell Trail Hillsbourgh, NJ 08844	830 421	1,251	2,119	868	*	(21 (22	) )

Rebecca Brown	30 Heather Drive Edison, NJ 08820	830 421	1,251	2,119	868	*	(21 (22	) )

Gregory Georgek	468 Seneca Rd. Hornell, NY 14843	948 302	1,250	1,956	706	*	(21 (22	) )

Joseph Gorr	61 West 62nd, #15E New York, NY 10023	948 294	1,242	2,234	992	*	(21 (22	) )

Eddie Calla	31 Hylan Blvd Staten Island, NY 10312	830 254	1,084	1,952	868	*	(21 (22	) )

*	Less than 1%

1.	The name of the person who has the right to vote the shares. In the case of an entity the names in parenthesis are the names of all the individuals that exercise voting and / or dispositive powers with respect to shares offered for resale.

2.	The number of current shares being registered, or the underlying common share for the convertible preferred or the underlying common share for warrants.

3.	Represents the number of shares currently held by the individual or entity including any warrants, options or convertible preferred shares that are exercisable within sixty days of the registration date and are included in this registration statement and excludes all previously registered warrants, any convertible debt or convertible preferred shares not included in this registration statement.

4.	Represents the total number of shares that could be held assuming all of the warrants and options that are exercisable within sixty days of the registration statement, and included in this registration statement, are exercised and sold. Excludes all previously registered warrants, any convertible debt or convertible preferred shares.

5.	The ownership percentage reflects the percentage of the total common shares outstanding of 43,821,136 assuming 28,973,703 shares currently outstanding as of October 31, 2007 plus 6,138,883 warrants included in this registration statement are exercised and 8,708,550 of convertible preferred shares that are included in this registration statement and excludes 2,202,840 warrants outstanding that were previously registered, options and convertible preferred shares that could potentially be outstanding in the future.

6.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 30, 2005. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. We are registering the underlying common shares.

7.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 30, 2005. The Preferred Stock is designated as 2005 Preferred. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,434,743.

8.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on March 14, 2006. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. We are registering the underlying common shares.

9.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on March 14, 2006. The Preferred Stock is designated as 2005 Preferred. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $2,628,083.

10.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 1, 2006. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. We are registering the underlying common shares.

11.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on December 1, 2006. The Preferred Stock is designated as 2006B Preferred. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,500,000.

12.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on May 31, 2006. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. We are registering the underlying common shares.

13.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on January 29, 2007. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00 per share. We are registering the underlying 2,000,000 common shares.

14.	These shares were acquired by the designated stockholder through an exempt Preferred Stock Offering on August 28 or September 28, 2007. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00 per share. We are registering the underlying 2,050,000 common shares.

15.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on January 29, 2007. The Preferred Stock is designated as 2006C Preferred. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $2,000,000.

16.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on August 28 or September 28, 2007. The Preferred Stock is designated as 2007 Preferred. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $2,050,000.

17.	These warrants were acquired by the designated stockholder through an exempt Preferred Stock Offering on May 31, 2006. The Preferred Stock is designated as 2006 Preferred. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. If the warrants were fully exercised before expiration the Company would receive $1,200,000.

18.	These shares were acquired as part of the July 31, 2002 bridge financing. Pursuant to the bridge financing agreement on July 30, 2003, July 30, 2004 and July 30, 2005 the investors have the option to convert one-third of the principal amount plus accrued interest of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00.

19.	These warrants were acquired on October 25, 2007 for services to be provided until October 24, 2008. The Company issued 50,000 warrants to purchase the Company’s common stock exercisable for three years at $1.50 per share. If the warrants were fully exercised before expiration the Company would receive $75,000.

20.	These shares were acquired as part of the January 31, 2003 bridge financing. Pursuant to the bridge financing agreement on January 31, 2004 and January 31, 2005 the investors have the option to convert one-third of the principal amount plus accrued interest of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50.

21.	On July 28, 2006, the Board elected to pay all accrued dividends with additional shares. Therefore, $395,349 of accrued dividends was paid by issuing 439,275 shares of restricted Axcess common shares.

22.	On August 8, 2007, the Board elected to pay all accrued dividends with additional shares. Therefore, $330,960 of accrued dividends was paid by issuing 220,640 shares of restricted Axcess common shares.

23.	These shares were acquired when the designated holder elected to convert the remaining $33,333 of convertible debt plus $1,034 of accrued interest into 34,367 shares of common stock.

24.	These shares were acquired on January 28, 2005 as part of the additional working capital raised through the exercise of warrants. In order to induce the warrant holders to exercise their warrants early we offered an additional warrant for each warrant exercised by January 28, 2005. If the warrants were fully exercised before expiration the Company would receive $5,333.

25.	These designated shareholders are related either personally or through their business relationships to the Amphion Group, which is defined to include Mr. Richard C.E. Morgan, a British citizen and Chairman of the Board of Directors of the Company (“Mr. Morgan”), Mrs. Anna Morgan, a British citizen and wife of Richard C.E. Morgan (“Mrs. Morgan”), Robert J. Bertoldi, a U.S. citizen and Director of the Company (“Mr. Bertoldi”), Amphion Ventures, L.P., a Delaware limited partnership (“Amphion Ventures”), Amphion Partners, LLC, a Delaware limited liability company (“Amphion Partners”), Amphion Investments, LLC, a Delaware limited liability company (“Amphion Investments”), Antiope Partners, LLC, a Delaware limited liability company (“Antiope Partners”), Amphion Capital Management, LLC, a Delaware limited liability company (“ACM”), Amphion Innovations PLC formerly known as Amphion Capital Partners LLC (“ACP”) and as NVW,LLC a Delaware limited liability company and VennWorks, LLC, a Delaware limited liability company formerly known as incuVest, LLC, (“VennWorks”). Mr. Morgan and Mr. Bertoldi are both directors of Axcess and have been since 1985 and 2000, respectively.

26.	To the knowledge of Axcess, the stockholders not designated in 25 above have no relationship to Axcess, its directors, officers or affiliates

27.	None of the above listed stockholders are FINRA broker/dealers.

PLAN OF DISTRIBUTION
          We are registering all the shares of common stock offered by this prospectus on behalf of the selling stockholders who may sell the shares from time to time, or who may also decide not to sell all of the shares that may be sold under this prospectus.
          The selling stockholders or their successors may sell all of the shares of our common stock offered by this prospectus from time to time in transactions in the over-the-counter market, on one or more other securities markets and exchanges, or in privately negotiated transactions. They may sell the shares offered by this prospectus at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:
•	block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker/dealer as principal and resale by such broker/dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	short sales;

•	transactions in which broker/dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of their shares. They have also advised us that no underwriter or coordinating broker is now acting in connection with the proposed sale of shares.
          The selling stockholders also may lend or pledge shares to a broker/dealer. The broker/dealer may sell the shares so loaned or, upon a default, the broker/dealer may sell the shares so pledged, pursuant to this prospectus. Broker/dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders. Broker/dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both.
          Compensation to a particular broker/dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker/dealers or agents and any other participating broker/dealers of the selling stockholders may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933.
          The shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
          Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.
          To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In effecting sales, broker/dealers engaged by the selling stockholders may arrange for other broker/dealers to participate in the resales.

          We will file a supplement to this prospectus, if required, pursuant to Rule 424 under the Securities Act of 1933 upon being notified by the selling stockholders that any material arrangement has been entered into with a broker/dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:
•	the name of each selling stockholder and of the participating broker/dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker/dealer(s), where applicable;

•	that such broker/dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
LEGAL PROCEEDINGS
          From time to time we may be named in claims arising in the ordinary course of business. Currently, no material legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.
DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS
Management of Axcess
          The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. The following table sets forth, as of October 31, 2007, Axcess’ directors, executive officers and significant employees, their ages, and their positions within Axcess.

Name	Age	Position	Committee	Independent (1)

Richard C.E. Morgan	63	Chairman of the Board of Directors	(2*) (4*) (5)
Allan Griebenow	55	Director, President and Chief Executive Officer	(2) (5)
Allan L. Frank	43	Vice President, Secretary and Chief Financial Officer
Robert J. Bertoldi	53	Director	(3) (5)
Paul J. Coleman, Jr.	75	Director	(3*) (5)	X
Robert F. Hussey	58	Director	(3) (4) (5)	X
Raj Bridgelall	40	Vice President of Engineering
Ray Cavanagh	57	Vice President of Sales
Benjamin Donohue	57	Vice President of Business Development

(1)	Indicates the board member is “Independent” as such term is defined under and required by the federal securities laws and the rules of The Nasdaq Stock Market.

(2)	Executive Committee

(3)	Audit Committee

(4)	Compensation Committee

(5)	Nominating and Governance Committee

*	Indicated Chairman of the Committee
          Richard C. E. Morgan has served as a director and Chairman of the Board of the company since 1985. Since 2003 Mr. Morgan has been Chief Executive Officer and is a director of Amphion Innovations plc, the successor to Amphion Capital Partners LLC a private equity and venture firm that he co-founded, of which he was Chairman and CEO. In November 1999, Mr. Morgan co-founded VennWorks LLC, a venture capital company and since then has served as its Chairman and Chief Executive Officer. In 1995, Mr. Morgan co-founded Amphion Capital Management, LLC, a private equity and venture capital firm, and since then has served as one of its Managing Members. From 1986 Mr. Morgan has been a Managing Member of Wolfensohn Partners, LP, (now known as Amphion Partners LLC), the General Partner of Wolfensohn Associates LP (known as Amphion Ventures LP) a technology and life science fund. Mr. Morgan serves on the Board of Directors of Celgene Corp., which develops and markets biotechnology products. Mr. Morgan is also a director of several private companies and is also a director of Orbis International, Inc., a non-profit organization dedicated to fighting blindness worldwide.
          Allan Griebenow has served as a director, President and Chief Executive Officer of the Company since July 1999. He founded Prism Video, Inc. in 1993 and was Chief Executive Officer of Prism Video, Inc. from 1994 to July 1999. From 1989 to 1992, Mr. Griebenow was President, CEO and a Director of Vortech Data Inc., a pioneer in the medical imaging networking

(PACS) space which was sold to Eastman Kodak and became Kodak Health Imaging Systems. Earlier he was with Satellite Systems Engineering, Ford Aerospace, and Satellite Business Systems. Mr. Griebenow has spent the past twenty five years in telecommunications-based advanced applications. He started his career in 1979 as a Presidential Management Intern with NASA’s Office of Aeronautics and Space Technology. He holds a B.S. in Business Administration from the University of Maryland and an MBA from San Francisco State University.
          Allan L. Frank has served as Vice President, Secretary and Chief Financial Officer of the Company since March 2002. From July 1999 through June 2001, Mr. Frank was Vice President, Chief Financial Officer and Secretary for Vast Solutions, Inc., a spin-off from Paging Network, Inc. (“PageNet”). Vast Solutions, Inc. filed for bankruptcy in April 2001. From September 1993 through July 1999, Mr. Frank served in numerous positions at PageNet, including as Vice President of Corporate Development and Director of Financial Analysis, and as Director of International Finance for Paging Network International, a subsidiary of PageNet. Prior to PageNet, Mr. Frank worked at FoxMeyer Corporation, OrNda HealthCare and Dalfort Aviation Services. Mr. Frank holds a B.S. in Business Administration from The Ohio State University and an MBA from the University of North Texas.
          Robert J. Bertoldi has been a director of the Company since June 2000. Since 2005 he has been the President and Chief Financial Officer of Amphion Innovations plc (AMP), a company listed on the AIM on the London Stock Exchange. Amphion develops and operates companies in the life sciences and medical technology sectors. Since 2003, Mr. Bertoldi has been the President of Amphion Capital Partners LLC, since 2000 Mr. Bertoldi has been the President of VennWorks, LLC, since 1995, Mr. Bertoldi has been a Managing Member of Amphion Capital Management, LLC, and of Amphion Partners LLC, the General Partner of Amphion Ventures LP. Prior to 1995 Mr. Bertoldi served as the Chief Financial Officer of James D. Wolfensohn Inc. and Hambro America Inc. In addition to being a member of the Board of Directors for Axcess, Mr. Bertoldi is the Chairman of the Board of m2m Inc, and is on the Board of WellGen Inc. Mr. Bertoldi received his B.A. in Accounting and Economic from Queens College in 1976 and became a Certified Public Accountant in 1978. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants.
          Paul J. Coleman, Jr. has served as a director of the Company since 1982. He is President and Chief Executive Officer of the Girvan Institute of Technology, a non-profit, public benefit corporation engaged in research, technology development, and education related to high-technology enterprise. Dr. Coleman is an emeritus professor of space physics at the University of California at Los Angeles (“UCLA”). He currently serves as a director of Knowledge Vector, Inc., Microtechnologies Ltd and the Girvan Institute. He is a former director of CACI International, Fairchild Space and Defense Corporation, the Universities Space Research Association (USRA) and others. He has held positions as assistant (managing) director of the Los Alamos National Laboratory; president and chief executive officer of USRA, (managing) director of the Institute of Geophysics and Planetary Physics at UCLA; and (managing) director of the National Institute for Global Environmental Change of the U.S. Department of Energy.
          Robert F. Hussey has served on the Board since September 2002. Mr. Hussey is a private equity investor. Mr. Hussey currently serves as a Director of Digital Lightwave, Inc. Mr. Hussey also serves on the board of HC Wainwright & Co, DIRT Motorsports, Inc. and on the board of advisors for Argentum Capital Partners. From 1991 through 1996, Mr. Hussey served as President, CEO and Director of MetroVision of North America. From 1984 through 1991, Mr. Hussey was Founder, President, CEO and Director of POP Radio Corp. Prior to POP Radio, Mr. Hussey worked at Grey Advertising, Inc., E.F. Hutton and American Home Products, Inc. Mr. Hussey received a B.S. in Business Administration from Georgetown University and an MBA in International Business from George Washington University.
          Raj Bridgelall has served as Vice President of Engineering of the Company since September 2006. From August 2004 through August 2006, Mr. Bridgelall was Vice President, R&D / Advanced Product Development for Alien Technology, Inc. From December 1990 through July 2004, Mr. Bridgelall served in numerous positions at Symbol Technologies, including as Chief Technologist and Advanced Product Development, RFID. Prior to Symbol Technologies, Mr. Bridgelall worked as a Communications Specialists in the United States Coast Guard. Mr. Bridgelall holds a Bachelors degree in Electrical Engineering from Stony Brook University and a Masters degree in Electrical Engineering from Stony Brook University.
          Ray Cavanagh has served as Vice President of Sales of the Company since May 2006. From May 2004 through January 2006, Mr. Cavanagh was Senior Vice President, Worldwide Sales Operations for OpenService, Inc. From April 2002 through May 2004, Mr. Cavanagh served as Vice President, Worldwide Sales, Marketing and Business Development for Entegrity Solutions. From November 2000 through April 2002, Mr. Cavanagh served as Vice President of Worldwide Sales for First Virtual Communications, Inc. Prior to First Virtual Communications, Mr. Cavanagh ran Sales Operations at Aprisma Inc., Newpoint Technologies, Inc., PictureTel Corporation, Interleaf, Inc. and Wang Laboratories. Mr. Cavanagh holds an MBA from Northeastern University where he also completed his undergraduate studies.

          Ben Donohue has served as Vice President of Business Development of Axcess International. He came to Axcess in 1999 when it acquired Prism Video where he was Director of Products since 1994. During his tenure with Prism Video, he managed the team that developed and marketed patented proprietary video compression technology in commercial products. In his current position, Donohue maintains strategic major accounts such as Honeywell, Tyco, ADT and Sonitrol.
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Item 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
          The following table sets forth the number of shares of each class of stock beneficially owned as of October 31, 2007, by each person known by Axcess to be the beneficial owner of more than five percent of any class of our voting securities as of October 31, 2007. Except as noted below, to our knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder.

Name and Address of		Amount and Nature of	Percentage	Percentage of
Beneficial Owner	Title of Class	Beneficial Owner	of Class	Voting Power

Amphion Group (1)	Voting Common Stock	20,310,573 (2)	47.4%	50.7%
330 Madison Avenue	Series 2005	1,770,024	65.3%	4.4%
New York, NY 10017	Series 2006B	450,000	65.0%	1.1%
	Series 2007	25	12.2%	0.6%

(1)	See the following table regarding the beneficial ownership of the Amphion Group.

(2)	Includes 2,823,746 shares that the Amphion Group has the right to acquire pursuant to warrants and options that are exercisable within 60 days.
          The following table sets forth the number of shares beneficially owned by the Amphion Group, which is defined to include Mr. Richard C.E. Morgan, a British citizen and Chairman of the Board of Directors of the Company (“Mr. Morgan”), Mrs. Anna Morgan, a British citizen and wife of Richard C.E. Morgan (“Mrs. Morgan”), Robert J. Bertoldi, a U.S. citizen and Director of the Company (“Mr. Bertoldi”), Amphion Ventures, LP, a Delaware limited partnership (“Amphion Ventures”), Amphion Partners, LLC, a Delaware limited liability company (“Amphion Partners”), Amphion Investments, LLC, a Delaware limited liability company (“Amphion Investments”), Antiope Partners, LLC, a Delaware limited liability company (“Antiope Partners”), Amphion Capital Management, LLC, a Delaware limited liability company (“ACM”), NVW,LLC a Delaware limited liability company (NVW”), Amphion Innovations plc, an Isle of Man company (Innovations) and VennWorks, LLC, a Delaware limited liability company formerly known as incuVest, LLC, (“VennWorks”).
          The Amphion Group disclaims in its filings with the Securities and Exchange Commission that it holds any securities of the Company as a group, within the meaning of any applicable securities law or regulation. Amphion Partners is the sole general partner of Amphion Ventures. Messrs. Morgan and Bertoldi are the managing members of Amphion Partners, Antiope Partners and Amphion Investments. Mr. Morgan is the Chairman of the Board of Directors and Chief Executive Officer of VennWorks. Mr. Bertoldi is the President of VennWorks.
          Based on amended Schedule 13D filed by certain members of the Amphion Group with the SEC on February 10, 2000, Amphion Ventures, Amphion Partners and Mr. Morgan share voting power with respect to certain of the shares owned by them. Also, based on the Schedule 13D, Mr. Morgan shares voting power for the shares held by Amphion Investments, Antiope Partners and certain other shares held by Amphion Partners. Mr. Morgan disclaims beneficial ownership of the shares held by each of the Amphion Group.

		Series	Series	Series
	Voting	2005	2006B	2007
	Common	Preferred	Preferred	Preferred	Warrants		Options		Total

Amphion Ventures LP	9,219,305	—	—	—	—		—		9,219,305
VennWorks LLC	5,677,006	—	—	—	—		—		5,677,006
Amphion Innovations plc	670,000	1,475,906	150,000	—	1,724,042	(1)			4,019,948
Mr. Morgan	722,509 (2)	294,118	300,000	250,000 (3)	739,118	(4)	114,293	(5)	2,420,038
Antiope Partners LLC	1,109,182	—	—	—	—		—		1,109,182
Mr. Bertoldi	—	—	—	—	—		246,293	(6)	246,293
Amphion Investments LLC	44,000	—	—	—	—		—		44,000
Amphion Partners LLC	28,125	—	—	—	—		—		28,125
Amhion Capital Management LLC	16,700	—	—	—	—		—		16,700

Total of Amphion Group	17,486,827	1,770,024	450,000	250,000	2,463,160		360,586		22,780,597

(1)	Includes three different grants ranging in price ($1.50 to $2.00) and expiration dates (January 28, 2010 to December 1, 2011).

(2)	Includes 252,715 shares of common stock issued to Mrs. Morgan, the wife of Mr. Morgan.

(3)	25 preferred shares that convert ten thousand to one

(4)	Includes three different grants ranging in price ($1.50 to $2.00) and expiration dates (January 28, 2010 to December 1, 2011).

(5)	Options to purchase 114,293 shares of common stock that are exercisable within 60 days.

(6)	Options to purchase 246,293 shares of common stock that are exercisable within 60 days.

          The following table sets forth the number of shares of each class of stock beneficially owned as of October 31, 2007, by each director who beneficially owns equity securities and the executive officers of Axcess, and all of our directors and executive officers as a group. The business address of each director and executive officer is c/o Axcess International, Inc., 3208 Commander Drive, Carrollton, Texas 75006. To Axcess’ knowledge, each stockholder listed below has sole voting and investment power with respect to all shares of stock shown beneficially owned by the stockholder, except for Mr. Morgan’s beneficial ownership, which is discussed in the introduction to the previous table above.

			Percentage	Percentage
Name of		Amount and Nature	of	of Common
Beneficial Owner	Title of Class	of Beneficial Owner	Class	Voting Power

Richard C.E. Morgan	Voting Common Stock (1)	17,486,827	60.4%	43.6%
	Series 2005 Preferred	1,770,024	65.3%	4.4%
	Series 2006B Preferred	450,000	60.0%	1.1%
	Series 2007 Preferred	25	12.2%	*

Robert J. Bertoldi	Voting Common Stock (2)	16,764,318	58.5%	41.8%
	Series 2005 Preferred	1,475,906	54.5%	3.7%
	Series 2006B Preferred	150,000	20.0%	*

Allan Griebenow	Voting Common Stock (3)	14,860	*	*
Paul J. Coleman, Jr.	Voting Common Stock (4)	80	*	*
Allan L. Frank	Voting Common Stock (5)	—	*	*
Robert F. Hussey	Voting Common Stock (6)	—	*	*
Raj Bridgelall	Voting Common Stock (8)	—	*	*
Raymond Cavanagh	Voting Common Stock (9)	—	*	*
Benjamin Donohue	Voting Common Stock (10)	—	*	*

All Directors, Director	Voting Common Stock	17,501,767	60.4%	43.6%
Nominees and	Series 2005 Preferred	1,770,024	65.3%	4.4%
Executive Officers as	Series 2006B Preferred	450,000	60.0%	1.1%
a group (10 individuals)	Series 2007 Preferred	25	12.2%	*

*	Less than 1%.

(1)	The number of shares of voting common stock includes 469,794 shares held directly, 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above), 252,715 shares owned by Mr. Morgan’s wife. However, the number of shares of voting common stock excludes 823,087 shares that Mr. Morgan has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days, 1,970,335 shares that entities within the Amphion Group have the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Morgan disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(2)	Includes 16,764,318 shares held by other entities within the Amphion Group (defined in Note 1 to the immediately preceding table above). However, excludes 159,719 shares that Mr. Bertoldi has the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days and 2,706,828 shares that entities within the Amphion Group have the right to acquire pursuant to option and warrant agreements that are exercisable within 60 days. As detailed in Note 1 to the immediately preceding table above, Mr. Bertoldi disclaims beneficial ownership of all shares beneficially owned by entities within the Amphion Group.

(3)	Includes 14,580 shares of common stock held directly by Mr. Griebenow and 280 shares owned jointly with his wife. Excludes 1,156,930 shares that Mr. Griebenow has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(4)	Includes 80 shares of common stock held directly by Mr. Coleman and excludes 187,719 shares that Mr. Coleman has the right to acquire pursuant to option agreements that are exercisable within 60 days.

(5)	Excludes 549,726 shares that Mr. Frank has the right to acquire pursuant to options that are exercisable within 60 days.

(6)	Excludes 149,719 shares that Mr. Hussey has the right to acquire pursuant to options that are exercisable within 60 days.

(7)	Excludes 37,500 shares that Mr. Bridgelall has the right to acquire pursuant to options that are exercisable within 60 days.

(8)	Excludes 37,500 shares that Mr. Cavanagh has the right to acquire pursuant to options that are exercisable within 60 days.

(9)	Excludes 217,353 shares that Mr. Donohue has the right to acquire pursuant to options that are exercisable within 60 days.
CHANGE IN CONTROL
          To the knowledge of Axcess International, Inc., no change in control of Axcess has occurred since December 1998.

DESCRIPTION OF SECURITIES
          Axcess International, Inc.’s Amended Certificate of Incorporation authorizes the issuance of (i) 75,000,000 shares of common stock, par value $.01 per share and (ii) 10,000,000 shares of convertible preferred stock.
COMMON STOCK
          As of October 31, 2007, there were 28,973,703 shares of common stock outstanding held by approximately 681 stockholders of record. Immediately following this offering, there will be 28,973,703 shares of common stock outstanding. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. See Dividend Policy. If we are subject to a liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription right. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and non-assessable.
PREFERRED STOCK
          The Company has authorized 10,000,000 shares of convertible preferred stock, of which shares designated in five series have been issued. Information with respect to the series of preferred stock outstanding at each balance sheet date is summarized below.

	Series	Series	Series	Series	Series	Series	Series
	2003B	2004	2005	2006	2006B	2006C	2007

Number of shares authorized	2,750,000	625,000	2,750,000	1,200,000	750,000	200	205

Stated value	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01

Number of shares issued and outstanding
December 31, 2006	1,790,000	625,000	2,708,550	1,200,000	750,000	—	—
September 30, 2007	1,725,000	625,000	2,708,550	1,200,000	750,000	200	205

Conversion ratio (or	1 to 1 into	1 to 1 into	1 to 1 into	1 to 1 into	1 to 1 into	1 to 10,000	1 to 10,000
conversion price) of	voting	voting	voting	voting	voting	into	into
preferred shares into	common stock	common stock	common stock	common stock	common stock	voting	voting
common						common	common
						stock	stock

Liquidation preference	None	None	None	None	None	None	None

Dividend rights	7% per annum,	7% per annum,	None	None	None	None	None
	cumulative	cumulative

(a)	Series 2003B Preferred Stock

          The Company completed a $3,132,500 exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors during the fourth quarter of 2003. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consisted of 40,000 shares of Preferred Stock bearing a 7% dividend, approximately 2,000 shares of common stock and 40,000 warrants to purchase the Company’s common stock exercisable for two years at $2.75 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $3.75.
          During the nine months ended September 30, 2007, there were $160,341 of dividends accrued for Series 2003B Preferred Stock. On August 8, 2007, the Board elected to pay all accrued dividends with additional shares. Therefore, $222,796 of accrued dividends were paid by issuing 148,530 shares of restricted Axcess common shares. As of September 30, 2007 and December 31, 2006 dividends payable for the Series 2003B preferred stock were $31,263 and $93,717, respectively. During the nine months ended September 30, 2007 we had six holders of the Series 2003B convert their 65,000 shares to common stock. As of September 30, 2007 and December 31, 2006, the Company had 1,725,000 and 1,790,000 shares of Series 2003B Preferred shares outstanding, respectively.
          In connection with the issuance of the 2003B Preferred Stock, the Company recorded preferred stock dividend requirements of $1,782,831 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2007 that amount is reflected in accumulated deficit on the balance sheet.
          (b) Series 2004 Preferred Stock
          During the second quarter of 2004 the Company raised a net of $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2004 Preferred and consisted of 625,000 shares of Preferred Stock bearing a 7% dividend and 357,142 warrants to purchase the Company’s common stock exercisable for two years at $3.20 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $4.00.
          During the nine months ended September 30, 2007, there were $78,822 of dividends accrued for Series 2004 Preferred Stock. On August 8, 2007, the Board elected to pay all accrued dividends with additional shares. Therefore, $108,164 of accrued dividends were paid by issuing 72,110 shares of restricted Axcess common shares. As of September 30, 2007 and December 31, 2006 dividends payable for the Series 2004 preferred stock were $15,534 and $44,877, respectively. As of September 30, 2007 and December 31, 2006, the Company had 625,000 shares of Series 2004 Preferred shares outstanding.
          In connection with the issuance of the 2004 Preferred Stock, the Company recorded preferred stock dividend requirements of $1,002,540 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2007 that amount is reflected in accumulated deficit on the balance sheet.
          (c) Series 2005 Preferred Stock
          On December 30, 2005, the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     The Company also recorded a preferred stock dividend of $813,021 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during December 2005.
     On March 14, 2006, the Company raised an additional $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $1,489,245 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during March 2006.
     (d) Series 2006 Preferred Stock
     On May 31, 2006, the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $645,020 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006 Preferred Stock Equity closed during May 2006.
     (e) Series 2006B Preferred Stock
     On December 1, 2006, the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds for general working capital.
     $150,000 of the 2006B Preferred Equity Offering was from Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder and $300,000 was from Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.
     The Company also recorded an additional preferred stock dividend of $750,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006B Preferred Stock Equity closed during May 2006.
     (f) Series 2006C Preferred Stock
     On January 29, 2007, the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds for general working capital.
     The Company also recorded an additional preferred stock dividend of $2,000,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006C Preferred Stock Equity closed during January 2007.

     (g) Series 2007 Preferred Stock
     During the third quarter of 2007, the Company raised $2,050,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds from the sale of the 2007 Preferred stock for general working capital.
     $250,000 of the 2007 Preferred Equity Offering was from Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.
     The Company also recorded an additional preferred stock dividend of $2,050,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2007 Preferred Stock Equity closed during the quarter.
STOCK OPTIONS AND WARRANTS
      Stock Option Plans
     Under the Company’s 2005 Equity Incentive Plan, the Company may grant up to 5,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. During 2006 and 2005, the Company made grants of 340,000 and 0, respectively as inducements for certain officers of the company, which does not reduce the 5,000,000 options available for grants under the stock option plan. As of December 31, 2006 there was 1,242,000 shares granted and 3,758,000 available to be granted under this plan. Options are generally granted each year and have various vesting requirements, but typically vest over a four year period.
     With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue additional options under the Company’s 2001 Equity Incentive Plan. Under the Company’s 2001 Equity Incentive Plan, the Company could grant up to 2,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. The Company has issued stock options to various members of the Board of Directors and officers of the Company under this plan. Options are generally granted each year and have various vesting requirements. Options granted typically vest over a four-year period. During 2004, the Company made grants of 190,000 options, as an inducement for the employment of certain employees and officers of the Company, which did not reduce the 2,000,000 options available for grant under the stock option plan.
     With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue additional options under the Company’s directors compensation Plan. In 1998, the Company adopted a director compensation plan pursuant to which it pays each director who is not employed by the Company and who does not beneficially own more than 5% of the shares of common stock outstanding an annual grant of 5,000 options to acquire common stock of the Company at an exercise price equal to the fair market value per share of the common stock at the time the option is granted (the “Annual Grant”). The Annual Grant customarily occurs on the date of the Company’s annual meeting. The director compensation plan also provided for a one-time initial grant of 15,000 to each director of the Company as of July 21, 1998, the date the director compensation plan was approved by the Company’s stockholders (the “Initial Grant”). The Company has authorized 150,000 shares for issuance under this plan.
     Stock option transactions for the years ended December 31, 2006 and 2005 are summarized below:

	2006		2005
		WEIGHTED		WEIGHTED
		AVERAGE		AVERAGE
		EXERCISE		EXERCISE
	OPTIONS	PRICE	OPTIONS	PRICE
Options outstanding at beginning of year	3,117,485	$2.40	3,288,414	$2.37
Options granted	1,683,000	1.04	—	—
Options exercised	(19,200)	0.40	(55,100)	0.40
Options forfeited	(164,412)	1.47	(115,829)	2.47

Options outstanding at end of year	4,616,873	1.95	3,117,485	2.40

Options exercisable at end of year	2,647,869	2.19	2,522,320	2.11

Options available for grant at the end of the year	3,758,000		5,000,000

Fair value of options granted during the year	$1,531,730		$0

The options outstanding at December 31, 2006 have exercise prices as indicated in the table below.

	Number of	Weighted Average
Option Price	Options	Remaining Life
$0.00 — $1.00	845,400	6,71
$1.01 — $2.00	2,520,258	8.07
$2.01 — $3.00	789,375	3.72
$3.01 — $4.00	193,840	3.83
$4.01 — $5.00	20,000	4.42
$5.01 — $6.25	248,000	3.22

Total	4,616,873	6.62

     During the nine months ended September 30, 2007 the Company issued an additional 1,165,000 options to employees and directors including 55,000 as an inducement for employment to certain employees. The options are priced at $1.20 to $1.28 and they expire in 2017.
     As of September 30, 2007 we had 5,558,373 of options outstanding.
     The Company has issued warrants to purchase common stock in connection with issuance of notes payable to stockholders, convertible debentures, and preferred stock. The following table summarizes warrants outstanding at December 31:

	2006		2005
		WEIGHTED		WEIGHTED
		AVERAGE		AVERAGE
		EXERCISE		EXERCISE
	WARRANTS	PRICE	OPTIONS	PRICE
Warrants outstanding at beginning of year	4,184,474	$1.70	7,918,947	$2.15
Warrants issued	3,102,055	2.75	2,699,335	1.50
Warrants exercised	(50,000)	0.65	(1,998,906)	1.03
Warrants expired unexercised	(594,808)	2.50	(4,434,902)	2.53

Warrants outstanding at end of year	6,641,721	2.10	4,184,474	1.70

The warrants outstanding at December 31, 2006 have exercise prices as indicated in the table below.

	Number of	Weighted Average
Strike Price	Warrants	Remaining Life
$0.00 — $1.00	—	—
$1.01 — $2.00	6,351,723	3.52
$2.01 — $3.00	289,998	0.58

Total	6,641,721	3.52

     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
     During the twelve months ended December 31, 2006 the Company issued an additional 3,102,055 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between January 28, 2010 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 594,808 warrants expire without being exercised.
     During the nine months ended September 30, 2007 the Company issued an additional 2,025,000 warrants in conjunction with various exempt equity offerings and services provided. The warrant price ranged from $1.50 to $2.00 and they expire between January 28, 2010 and September 28, 2012. During that same period the Company had no warrants exercised and 374,998 warrants expire without being exercised.
     As of October 31, 2007 we have 8,341,723 warrants outstanding.
TRANSFER AGENT AND REGISTRAR
     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

INDEMNIFICATION
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
DESCRIPTION OF BUSINESS
Overview
     Axcess International, Inc. (“Axcess” or “Company”) provides Dual-Active RFID (radio frequency identification) and Real Time Location Systems (RTLS) for asset management, physical security and supply chain efficiencies. The battery-powered (active) RFID tags locate, identify, track, monitor, count, and protect people, assets, inventory, and vehicles. The main applications of the Company’s systems are personnel and vehicle access control, automatic asset tracking and protection, and wireless sensing. The Company provides complete system solutions in homeland security markets such as air and ground transportation, water treatment facilities, oil and gas, power plants, as well as in the markets for data centers, retail / convenience stores, education, healthcare, and enterprise corporate offices. Axcess utilizes a patented technology: network-based radio frequency identification (RFID). The application and browser-based software options deliver critical real-time information tailored to each end user via the enterprise network or Internet, also providing custom alerts in the form of streaming video, e-mail, or messages delivered to wireless devices. Our principal offices are located at 3208 Commander Drive, Carrollton, Texas, 75006, and our telephone number is 972-407-6080.
Company History
     Axcess was formed in November 1982 as Lasertechnics, Inc. Prior to 1999, Axcess, through two subsidiaries, sold high-end dye-sublimation card printers and high-speed laser marking equipment. During 1998, we determined that it could not be consistently profitable selling these products. Accordingly, in October 1998, we discontinued the operations of our 96% owned subsidiary, Sandia Imaging Systems Corporation, which was engaged in distributing and reselling high-end dye-sublimation card printers and consumables. We sold this business in December 1998. A second subsidiary, Lasertechnics Marking Corporation, was engaged in fabricating, distributing and selling high-speed laser marking equipment. In April 1999, we sold Lasertechnics Marking Corporation to affiliates of Amphion Ventures, LP, a major stockholder of ours. See also “Item 12. Certain Relationships and Related Transactions.”
     Axcess then made a concerted effort to enter into the high technology security products marketplace, and identified RFID as its initial target. In September 1998, we consummated the acquisition of the RFID based intellectual property assets of ASGI, Inc. and Nauta, Inc., unaffiliated entities to Axcess. The intellectual property assets included a patent, trade secret rights, software, hardware, product designs and all other technical information necessary for us to manufacture and market RFID products to the access control and asset management markets.
     In July 1999, Axcess acquired another company in the security technology marketplace in the digital video or CCTV area. We acquired substantially all of the assets, including the network video technology, of Prism Video, Inc. Prism Video, Inc. was engaged in the development, design, manufacture and marketing of video security technology and video storage products. Axcess then hired new senior management experienced in the packaging, sales, and marketing of high technology security products.
     Axcess further developed the RFID and network-based streaming video technologies throughout 2002 and 2003. It also secured key reference accounts and established branding for its product lines during that period. In November 2001, we acquired all of the assets of IVEX Corporation which primarily consisted of certain patents related to video and audio processing. The video patent portfolio was sold off in early 2006 and the video portion of Axcess’ business minimized. We did retain a royalty free perpetual license to use the patents in our products.
     In April 2003, we changed out name from Axcess Inc. to Axcess International, Inc.

     From 2002 through 2005, we used our reference customers and our brand awareness to secure key marketing channel partners. These partners are important to the future revenue growth of Axcess’ business due to their market presence. We believe that by integrating our systems into the systems of these channel partners or by selling through them, adoption of our technologies and products will be accelerated. Axcess has completed the integration efforts with certain channel partners and is in the process of integrating others.
Sales Channels
     Axcess utilizes both indirect and direct sales model. Axcess has five sales people who support individual sales as needed. The indirect sales effort is focused primarily on building and supporting system integrators as marketing channel partners capable of selling, installing and servicing automatic identification solutions, and access control and asset management applications. Other indirect outlets include distributors, specialty dealers, catalog sales organizations, and OEMs (original equipment manufacturers). The system integrators and dealers are responsible for the installation in almost all cases. Using established channels to gain widespread exposure and sales leverage is a well-utilized model in the industry. The indirect model also enables the company to sell its products worldwide with minimal direct selling expense.
     The indirect sales model allows us to address multiple industry segments generically, including manufacturing, wholesale / distribution, retail, services, government, education and finance. The indirect sales model fits the characteristics of our product portfolio with other products, which become system solutions that require custom site planning and installation. Sales generally have multiple locations with the average revenue per system location in the tens of thousands, and are based on a new technology and its application to traditional security problems. By working directly with established marketing channel partners, this indirect model also gives us the flexibility to introduce new products and applications as they are developed.
     We work directly with the end user for certain focused large system sales opportunities. This direct selling approach enables us to prospect directly for selected larger transactions and reference accounts in a prudent, “opportunity driven” fashion. The eventual installation is still accomplished through an established channel partner.
     In 2004, we began to pursue the enterprise supply chain/logistics market for RFID solutions which in 2006 resulted in a co-development and business sharing arrangement with Stemco, a division of Enpro. With Stemco, the Company will provide automated vehicle access control and wireless data collection systems for large fleets. We also announced a recent example where a customer implemented a vehicle access control solution, which automatically tied the vehicle to the inventory it was carrying. In 2004 we announced the Onlinesupervisor middleware and software platform and its ability to operate when needed in a compatible fashion with the Global Electronic Product Code (EPC) RFID tagging standards.
     In 2005, we announced our system was now able to be used on a wireless local area network (LAN) and the release of our comprehensive physical asset management solution. We also announced several additional reference customers using our system in the gaming industry, for homeland security and for attendance in a college environment.
     In 2006, we announced the strengthening of our channel partner relationship with Tyco’s ADT and SoftwareHouse divisions. We also announced a successful asset management solution for PriceWaterhouseCoopers designed to protect against the loss of customer privacy data on laptop computers. We implemented and announced a workforce management solution for Occidental Petroleum to automatically account for personnel time and attendance, location monitoring and reporting, and emergency evacuation.
     In late 2007, we announced the invention and development of the Enterprise DotTM. The Dot is the world’s smallest single system-on-a-chip microcomputer with an embedded, software definable wireless capability. The Dot is compatible with the our existing systems for access control, asset management and sensing as well as the existing infrastructures for proximity access control systems and Electronic Product Code version C1G2 passive supply chain inventory systems.
Partnering
     Axcess has signed partnering agreements with several integrators. In general, these agreements provide for the integrators to: sell and market Axcess’ products, favorably price Axcess’ products based on the volume of our products sold, provide customer service support for our products sold by the integrators, and integrate Axcess products into the integrator’s system. We believe this integration strategy has advantages over its prior partnership arrangements and will offer an increased opportunity for rapid sales growth.

     Software House, Sensormatic, KanTech, and ADT (Tyco). In 2001, Axcess was selected by Software House as the preferred provider of RFID solutions for asset management. Since then, Axcess’ ActiveTag™ products have been integrated into Tyco’s C-Cure 800 access control system which is utilized by Tyco entities Sensormatic, KanTech and ADT. During 2004, ADT group delivered a new product release to its organization announcing the Axcess ActiveTagTM product line would be now available for sale by ADT.
     PSA Security. In 2003, the security industry’s largest buying cooperative, PSA and Axcess agreed to partner whereby we would supply PSA’s approximate 135 integrators with our system solutions. In April 2004, we demonstrated our products at PSA’s annual trade show in Las Vegas.
     Media Recovery. In 2006, Axcess worked with Media Recovery to implement an asset management system at a large U.S. bank data center. The solution was implemented to account for back-up and recovery data tapes and to improve the security of their handling. Since then, Axcess and Media Recovery have been conducting joint sales calls on Media Recovery’s clients in hopes of marketing additional bank installation.
     Digital Defense. In 2006, the Company engaged in a joint development project to add Axcess’ long range wireless tagging to Digital Defense’s standalone biometric card credential. This unique card with a biometric reader on board enables personnel to be authenticated remotely with a small credential enabling high speed and accurate access control.
Other Integrator Partners
     Axcess has signed partnership agreements with Honeywell, GTSI, Anixter and Samsung USA. The Axcess system has been integrated into the systems provided by Tyco, Iteras, Digital Defense, and TVL, totaling four companies who actively have the Axcess RFID or video system embedded into their core solutions.
Products and Technology
     Under the ActiveTag™ label, Axcess supplies active RFID system solutions that connect directly into standard security systems or utilize the enterprise networks or the Internet. ActiveTag™ is a multi-use, single-system solution scaleable for small, medium, and large enterprises. This versatile technology has four patents awarded with applications for four additional patents pending. The system supports a variety of automatic monitoring and tracking applications, including electronic asset protection and asset management, automatic personnel and vehicle access control, and wireless sensing.
     ActiveTag™ uses small, battery-powered tags that, when automatically activated at control points throughout a facility, transmit a wireless message to palm-size receivers networked on an existing corporate local area network (commonly referred to as LAN). Tag identification and location information are instantly forwarded to a local security control panel or transmitted over the network to a host computer. AxcessView™ is an application software program that logs and displays the information from the tag to provide a comprehensive picture of the person, asset or vehicle being tracked. In addition, Axcess is continuing to develop OnlineSupervisor™ software, which has a browser-based display and provides real-time management solutions through reporting, display, and decision and control functions.
     ActiveTag™ tracks assets as the assets enter, exit and move within a facility to monitor their whereabouts, detect theft and prevent loss. ActiveTag™ software can link assets and personnel together to provide a non-invasive, hands-free access control and asset protection solution at perimeter doors and other controlled entry and exit points. Personnel tags include a panic button for increased personal safety and peace of mind. This software can track vehicle and equipment movements to provide real-time, paperless logistics data and automated gate control. Not only can pallets, containers or boxes be tracked in real-time, but also a beaconing feature (where the tag transmits on a fixed time interval) allows the user to automatically count and monitor all inventory, even while stationary. One version of the RFID tag includes an embedded temperature sensor inside to monitor and transmit measurement of ambient temperature or to signal when the temperature moves outside of a defined range. Another version of the RFID tag has external contacts so the tag can act as a low-cost wireless transmitter for external digital sensors.
     The Onlinesupervisor™ system integrates the presentation of RFID data and digital video to a standard web browser. Through a display customized to each end user, real-time status is integrated with live and recorded digital video. Events that can be shown involve premises security, physical asset protection, personnel staffing, and operations performance. Up to the minute personnel and asset inventory counts can be provided. Each monitored event is linked to the database of recorded video files to enable the viewing of tagged events such as personnel activity at door entrances and exits, access to controlled areas, and asset movements. The system is available as a stand alone enterprise solution or as a portal-based solution hosted by Axcess. We believe that the system is unique in its ability to link information from various tag reads and integrate the reads with video clips and pictures from the environment surrounding the tags.
     Typical applications for our products include:
     Automated Workforce Management Solutions. “Hands-free” automatic personnel identification and access control enables high speed facility entry and exit. Doors can be automatically opened as the accredited employee approaches the door, enabling rapid and easy entrance without presenting a card to be swiped. Multiple logical control zones can be set up within a facility, making key areas automatically more secure as non-authorized people are quickly identified. Personnel dwell times can be automatically calculated for improved workforce optimization. Automatic location monitoring provides immediate location visibility and accounting for government regulations such as OSHA compliance. In the event of a catastrophe, emergency evacuation tallies can be automatically gathered. The personnel identification can be linked to tagged assets to improve asset management accountability.
     Automated Fleet Access Control and Data Capture Solutions. ”Hands-free” automatic vehicle identification and access control enables high speed facility entry and exit. Vehicles automatically enter into controlled or gated areas without stopping using a validated tag placed on or inside the vehicle. The tag is recognized as it approaches the gate, allowing “rolling access” and facilitating a higher entrance and exit speed to reduce bottlenecks and security threats. For industrial applications, driver, truck, trailer and payload tags can all be matched to ensure the integrity of the shipment and provide automated data capture and recording. Logged sensor data on the condition of vehicles or goods can be automatically off-loaded to improve the turn-around time of fleet vehicles plus more accurate and less costly data recording.
     Electronic Asset Protection and Tracking. Assets, such as computers and medical equipment, are automatically tracked as they move throughout the facility and protected if they approach a perimeter door without authorization. Linking to custodian tags provides accountability and instant authorized movement. Static assets such as desktop computers are also tagged and automatically inventoried at periodic intervals or at specific control points. Should the assets be moved, their location is identified and automatically tracked.
     Electronic Inventory Control and Tracking. Inventory items, such as pallets, crates, barrels and vessels, can be automatically located, identified, and tracked as they move, and protected against unauthorized removal.
     Automatic Personnel Identification. Low cost, long range credentials which provide automatic identification are playing an important role in customer loyalty systems, trade show attendee management and booth marketing, as well as in interactive amusement experiences. In the trade show market, auto ID can automatically account for hall and seminar attendance as well as enhancing the trade booth presentation by enabling custom content delivery.
Markets
     Axcess operates in the electronic security and automatic identification systems markets. Its products have been designed, built and introduced with general purpose, enterprise improving broad applications in mind, cutting across many industries. Some examples of product solutions in selected markets are provided below.
     Corporate Access Control and Asset Management. Employees may gain access to company premises using automatic hands-free personnel RFID tags that may also be placed on corporate assets, such as laptops, to track movements and prevent loss. Axcess, through its control-point architecture, believes that it has a unique solution to address this market by tagging laptops and implementing control zones.
     Airport and Port Security Infrastructure Homeland Defense. Axcess can provide hands-free premise access control to employees and authorized vehicles needing easy, secure access to the container terminal and airport tarmac. Our products can provide controlled access for fuel trucks at the fuel depot. Courtesy vehicles can use access control for added gate security. Personnel are automatically identified, tracked, and traced through a grid of security control zones. Wireless sensors provide detection of potentially harmful chemicals and/or weapons of mass destruction (WMDs). The integrated software platform adds substantially greater security coverage via automating surveillance. Networked video and recording may be added to the network infrastructure to extend security visibility throughout the terminal and grounds.

     Civil and Military Government. The government tagging of assets targets the prevention of lost citizen data on mobile assets such as laptops. Data center data tapes management provides integrity in data archival tracking and tracing. Personnel and vehicle access control provides both security and accountability. Government contractor activity is automatically collected for accounting and regulatory compliance purposes. Documents have been successfully tagged to prevent their loss from secure rooms.
     Education. Various schools and universities are implementing tagging to protect data center assets; schools and universities are also using networked video for life safety reasons. Many schools and universities already have built-out networks, so RFID tagging and networked video may be added for the incremental cost of this equipment. Built-out networks also offer additional flexibility to move video remotely and share video data with school administrators and authorities.
     Inventory and Transportation Management. Cartons, pallets, containers and even missiles may be tagged so they can be located, tracked and monitored to facilitate movement, rapid order picking and inventory verification. Bar coding is common in source product labeling at the start of the supply chain. Once products are packaged in larger containers for shipping and warehousing, RFID tagging complements bar coding and the warehouse system by enabling automatic long-range identification and location of products. In production applications, the tag can be a wireless sensor for a production line, transmit information about the build specifications for a product, and send notifications from the finished goods area after production is completed.
     Financial Data Center Asset Management. Axcess products locate and protect computer servers, central processing units and other equipment using RFID tagging. Tagged servers can also be monitored with temperature sensor tags that not only protect against loss and misplacement, but also provide an early indication of potential failure. Axcess products provide security and visibility from the entrances to the server and cage level. Many legacy data centers and computer rooms have the same characteristics. In addition to tagging the computers, users of Axcess products can tag authorized personnel to facilitate easy movement of the assets and to restrict access to sensitive areas. Video complements the asset management application by providing live viewing capability into the co-location cage or cabinet area. Archived video is also available to investigate asset-based activity alarms.
Patents and Proprietary Technology
     Axcess relies on a combination of patents, trade secrets, technology licenses, and other intellectual property rights. Historically, we have received sixteen U.S. patents. During 2006 we sold eleven of our video patents but retain a royalty free perpetual license to use the patents in out products. We currently own six patents related to our RFID technology and have seven additional patents in various stages of prosecution. The period covered by our issued patents ranges from fourteen to twenty years. We intend to protect and enforce our intellectual property rights and to preserve our rights relating to our key product technologies to the extent commercially reasonable. We have applied for registration of a number of trade and service marks, including Axcess Inc.™ the Axcess Inc. (logo)™ LANcam, ActiveTag™, Onlinesupervisor.com™, Prism Video™ and LANcorder™, Accessability™, AccessPlug™, Asset Activator™, Dot.
Engineering and Development
     During 2005, we announced the release of our comprehensive physical asset management solution, Asset ActivatorTM. This “On-Demand” solution provides automatic location, tracking, inventory counts and protection of all types of enterprise assets. We also announced that Asset Activator was successfully integrated 812.11b/g Wi-Fi, Active and Semi-Active RFID to automatically inventory, track and protect assets over an existing wireless LAN. This marks the first solution to utilize the highly accurate “On-Demand” RFID tag activation methodology with Wi-Fi.
     We expect to reduce the cost of tags compared to previous designs and form factors. We continue to look at the development of new semiconductors for integrating RFID functions into smaller and less costly devices. We intend to work toward the inclusion of various sensors, such as motion, humidity and power, to enable the tagging system to more fully address market needs in the data center and logistics markets. We anticipate that third party improvements to battery technology and manufacturing methods will enable size reduction as well as lower costs.
     In October 2006, Axcess International Inc. announced a new, revolutionary wireless tracking and sensing technology called The Enterprise Dot™. Based on a System-on-a-Chip (SoC) design, the patents-pending technology yields the world’s lowest cost and smallest multifunctional wireless sub-micro device for delivering visibility oriented data about the assets operating in and around the enterprise. DotTM facilitates the capture, processing and delivery of previously unavailable real time information for dramatic improvements in supply chain visibility, mobile asset management, physical asset security and access control, and industrial condition monitoring. The low cost and flexibility to use existing supply chain infrastructure results in a very low total cost of ownership, yielding short term ROIs for customers. The first product Axcess will deliver using the new technology will be a software definable, battery-powered Dot-OEM module for product manufacturers, small enough to be embedded into a variety of devices such as computers, test equipment, medical equipment, credential cards, pallets, and cartons. The module, about the size of a quarter is priced at less than $5 per unit. Delivery of the first articles are expected in December 2007.
     The DotTM technology incorporates a powered software definable wireless transceiver which is compatible with multiple global regulations including the RFID EPC Class I, Gen II standard and is expected to make supply chain tagging more reliable while opening up new applications in sensing and security. Memory and sensor inputs enable the Dot™ to be tailored to each specific data capture need. Devices built on the Dot™ platform will enable widespread and reliable automatic identification, locating, tracking, protecting and monitoring of personnel, physical assets, and vehicles. Bringing together the new functions of the Dot™ and building on the current Axcess wireless infrastructure for enterprise management creates an open architecture for multiple sources of data to be acquired to deliver previously inaccessible business intelligence.
     OnlinesupervisorTM is a highly versatile combined middleware and software product which is able to capture tag ID’s and data, process them, and present an actionable information alert to a desktop or wireless device for exception management. It relies on the Axcessability middleware platform where with an open standard database engine and programmable rule bases, radio frequency identification (RFID) tag transmissions are received from readers over the network, then filtered against the various criteria needed for managing a business most productively. The middleware enables virtually any data format to be received, translated into another, and transmitted to the destination system. The browser-based viewing dashboard of Onlinesupervisor™ is customizable by type of user which allows customized event alerting. Alerts can be linked automatically to a digital video clip of the transaction if needed for supervisory review. Onlinesupervisor™ development continues to add additional data sources that can be delivered over the same platform, making the product expandable beyond RFID data on an industry specific basis to support all application areas such as workforce management, asset management, and automatic identification.
Competition
     The market for our products and services is intensely competitive and is characterized by rapidly changing technology, evolving perceived user needs and the frequent introduction of new products.
     A number of our competitors are more established, benefit from greater name recognition and have substantially greater financial, technical and marketing resources. We believe that the principal factors affecting competition in our markets include product functionality, performance, flexibility and features, use of open standards technology, quality of service and support, company reputation, price and overall costs of ownership. In order to compete, we seek to provide products that are technologically superior and that deliver better value. We believe that the following factors help distinguish our products from those of competitors.
     The ActiveTag™ RFID automatic identification system benefits from low cost, long-range tag activation and transmission, which have a small form factor, long-term battery life, and also a platform for adding sensor capabilities. The activation of tags occurs at a separate low frequency, a patented approach, which we believe, gives Axcess an advantage among active RFID companies in the ability to establish physical control points, such as doorways, and virtual control points, such as hallways. The receiver system is designed as a low cost infrastructure that connects directly into legacy systems and also runs on a standard Ethernet network backbone. The system is flexible enough to support multiple applications for people, physical assets, and vehicles. Finally, the tag data is integrated with live and recorded streaming video on a multi-user browser display platform for both casual viewing and industrial requirements.
     Flexibility comes from the use of dual frequencies for wake-up and transmission; low frequency on wake-up and UHF for transmission. Tag transmission at UHF penetrates all materials except metal, enabling reliable tag transmission. This also enables long range tag reads using omni-directional antennas so that no line of sight is required. A simple transmission protocol allows multiple tags to be read simultaneously. The advanced battery management design provides battery life of three to five years under normal operating conditions, and five to seven years with an enhanced battery. Control point activation, combined with the ability for tags to transmit on set time intervals or be queried individually enables the ActiveTag™ line to meet the major user requirements, including dynamic tracking, static tracking, multiple simultaneous tag reads, “authorized” movement of tagged assets, and a long read range for tag transmission, which we believe gives us an advantage. We also believe that these features enable the system to outperform passive systems, relative location positioning systems, and infrared and combo infrared / RFID systems from competitors.

     Current RFID, RTLS, and wireless sensing technologies face prominent barriers that prevent them from addressing the majority of today’s application needs. These barriers include: cost, interoperability, size, and reliability. While existing wireless tags and sensing nodes meet certain needs, the Enterprise Dot™ has been developed to surpass these barriers and solve the reliability issues of passive RFID, the connectivity problems of sensors, provide interoperability between standards, enable a store and forward capability for monitored data, and reduce the cost and tag size of active RFID/RTLS, while opening up dramatic new applications. The DotTM technology will extend Axcess’ advantages including: its more complete product functionality; the better cost-to-function ratio, its robust and complete end-to-end system offering, and its existing time to market benefit. It further eclipses competing architectures such as Wi-Fi based and battery-assisted passive RFID where size, cost, signal robustness and power management are problematic.
Manufacturing and Suppliers
     We outsource the manufacturing of our products and consequently depend on outside manufacturers to supply finished product. A large number of manufacturers in the U.S. have the capability to produce our products. We periodically seek bids for manufacturing and have multiple manufacturing sources for each of our products.
     Although we depend on a number of outside suppliers for components of our products, we have designed our current line of products so that we are not dependent on a single source for any of our products’ components. Most of the components we use are “off the shelf” and are readily available. Although we have generally been able to secure adequate suppliers, the inability of the Company in the future to obtain sufficient suppliers of component parts could have a material adverse effect on our results of operations.
     There are currently no long-term agreements between us and our manufacturers or suppliers.
Research and Development
     If we have sufficient working capital, we plan to continually develop new products utilizing our existing technology and we plan to bring new products to market throughout 2007. New products in RFID will be built upon the core platforms now in place. We believe that our next generation tag will offer more functionality and cover more of the market place that our research shows is there. There can be no assurance that we will have sufficient working capital to undertake these activities.
     During the twelve months ended December 31, 2006 and 2005, we spent $1,380,875 and $935,248, respectively and during the nine months ended September 30, 2007 and 2006, we spent $2,691,499 and $1,109,476 respectively, for research and development and plan to increase the amount of spending through fiscal year 2007 to develop our next generation RFID product to support our continued revenue growth. However, any such spending will be dependent upon our ability to raise additional capital, as we do not have sufficient revenues to support such an activity using our own resources.
Employees
     As of October 31, 2007, we had twenty full-time employees and no part-time employees.
Government Regulation
     Government regulations have not had, nor are they expected to have, a material effect on Axcess’ financial condition, results of operations or competitive position. FCC approval is required for some of our principal products.
Environmental Factors
     There has been, and it is anticipated that there will continue to be, no material effect upon Axcess’ capital expenditures, earnings, or competitive position due to compliance with existing provisions of federal, state and local laws regulating the discharge of material into, or otherwise relating to the protection of, the environment.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION
Cautionary Note on Forward-Looking Statements
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, in the discussions under the captions “Business,” “Risk Factors,” Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. Any and all statements contained in this prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as may, might, will, would, should, could, project, estimate, pro forma, predict, potential, strategy, anticipate, attempt, develop, plan, help, believe, continue, intend, expect, future, and similar terms and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms.

Forward-looking statements in this prospectus may include, without limitation, statements regarding (i) a projection of revenues, income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure, or other financial items, (ii) the plans and objectives of management for future operations, including plans or objectives relating to our products or services, (iii) our future economic performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, and (iv) the assumptions underlying or relating to any statement described in subparagraphs (i), (ii), or (iii).
     The forward-looking statements are not meant to predict or guarantee actual results, performance, events, or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates, and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, inability to obtain adequate financing, insufficient cash flows and result illiquidity, dependence upon software vendors or significant customers, inability to expand our business, lack of diversification, sales volatility or seasonality, increased competition, changing customer preferences, results of arbitration and litigation, stock volatility and illiquidity, failure to successfully reorient Axcess as a technology/marketing services company, failure to implement our business plans or strategies, failure to attract acquisition targets, or ineffectiveness of our marketing program to develop and capitalize on strategic alliances. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this prospectus appears under related to these factors and the forward-looking statements in this prospectus appears under the caption “Risk Factors” and elsewhere in this prospectus. Because of the risks and uncertainties related to these factors and the forward-looking statements, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements. Axcess disclaims any obligation to update these forward-looking statements or to announce publicly the results of any revisions to any of the forward-looking statements contained in this prospectus to reflect any new information or future events or circumstances or otherwise.
     Readers should read this prospectus and the following discussion and analysis in conjunction with the discussion under the caption “Risk Factors” in this prospectus, our financial statements and the related notes thereto incorporated by reference into this prospectus, and other documents filed by Axcess from time to time with the Commission.
Recent Developments: Going Concern and Liquidity Problems
     Our auditors have included an explanatory paragraph in their audit opinion with respect to our consolidated financial statements at December 31, 2006. The paragraph states that our recurring losses from operations and resulting continued dependence on access to external financing raise substantial doubts about our ability to continue as a going concern. Furthermore, the factors leading to and the existence of the explanatory paragraph may adversely affect our relationship with customers and suppliers and have an adverse effect on our ability to obtain financing.
     We do not have sufficient working capital to sustain our operations. We have been unable to generate sufficient revenues to sustain our operations. We will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances.
Liquidity and Capital Resources
     Since inception, we have utilized the proceeds from a number of public and private sales of our equity securities, the exercise of options, convertible debt, short-term bridge loans from stockholders and more recently, preferred equity offerings and exercise of warrants, to meet our working capital requirements. At September 30, 2007, we had working capital deficit of $3,166,470.
     Our operations generated losses in 2006 and continue to generate losses in 2007. Our cash increased $625,285 during the nine months ended September 30, 2007 with operating activities using $2,712,127 of cash. We funded operations with cash from two equity offerings and payment of the Barbados contract. No assurance can be given that such activities will continue to be available to provide funding to us. Our business plan for 2007 is predicated principally upon the successful marketing of our RFID products. We anticipate that our existing working capital resources and revenues from operations will not be adequate to satisfy our funding requirements throughout 2007.

     Our working capital requirements will depend upon many factors, including the extent and timing of our product sales, our operating results, the status of competitive products, and actual expenditures and revenues compared to our business plan. We are currently experiencing declining liquidity, losses from operations and negative cash flows, which make it difficult for us to meet our current cash requirements, including payments to vendors, and may jeopardize our ability to continue as a going concern. We intend to address our liquidity problems by controlling costs, seeking additional funding (through capital raising transactions and business alliances) and maintaining focus on revenues and collections.
     If our losses continue, we will have to obtain funds to meet our cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or we may be required to curtail our operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to us or disadvantageous to existing stockholders. In addition, no assurance may be given that we will be successful in raising additional funds or entering into business alliances.
2007 Preferred Equity
     During the third quarter of 2007, the Company raised $2,050,000 of additional working capital through exempt Preferred Stock offerings under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006C Preferred Equity
     In January 2007 the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006B Preferred Equity
     On December 1, 2006 the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
2006 Preferred Equity
     On May 31, 2006 the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
2005 Preferred Equity
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.

Barbados Port Inc.
     During the first quarter of 2007, the Company announced a large order for a comprehensive enhanced port security solution for The Barbados Port Inc. It includes personnel and vehicle tagging, distributed sensors and an integrated software system which will expand and enhance the security of the Port while not impacting security labor resources. Axcess took total responsibility for its delivery including design, construction oversight, installation, training, operations support and maintenance. This is the first order of its size the Company has taken total implementation responsibility for and the results to date have been exceptional. The entire project revenue was approximately $2,000,000.
Patent Sale
     On November 10, 2005, Axcess entered into an agreement to sell certain of our video patents to Paolo Visual Data LLC for $600,000. Upon closing, Axcess did receive a perpetual royalty free license to continue to utilize the patents. The transaction closed and funded in January 2006.
Sales and Marketing Initiatives
     In the past our sales volume has not been sufficient to sustain our operations. During 2006, we continued to see broad-based awareness and acceptance of RFID on a world-wide basis. Our approach for 2007 has been:
1.	We continue to focus on replicating our past success;

2.	We continue to add integrators and partners to our sales channel;

3.	We continue to improve our professional skill sets and resources to grow the business.
     While there can be no assurance that our efforts will be successful, we believe that these accomplishments will assist us in our goal of becoming profitable.
Results of Operations
Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006
     Sales and Gross Profit. Sales for the nine months ended September 30, 2007 were $2,963,437 and for the nine months ended September 30, 2006 were $1,177,659. Cost of sales for the nine months ended September 30, 2007 were $1,280,977 and for the nine months ended September 30, 2006 were $661,224. The gross profit for the nine months ended September 30, 2007 was $1,682,459 and $516,435 for the nine months ended September 30, 2006. The increase in sales is a result of the Barbados Contract awarded in January 2007. We continue to expect the margin will continue to be stable in the 40% to 50% range now that the entire Barbados contract has been completed.
     Operating Expenses. Operating expenses were $5,212,543 for the nine months ended September 30, 2007 and $3,388,366 for the nine months ended September 30, 2006. The majority of the increase relates to the development of our next generation product and the increased selling expense related to the Barbados contract.
     Research and development expenses were $2,691,499 for the nine months ended September 30, 2007 and $1,109,476 for the nine months ended September 30, 2006. The largest portion of the increase relates to the continued development of the next generation RFID products. The remainder of the increase relates to increased salary and related expenses for additional headcount.
     Corporate general and administrative expenses were $1,277,294 for the nine months ended September 30, 2007 and $1,409,115 for the nine months ended September 30, 2006. The decrease is largely related to reduced investor relation activities, stock based compensation expense and reduced salary expense offset by an increase in our legal expense relating to additional patent activity.
     Selling and marketing expenses were $1,231,734 for the nine months ended September 30, 2007 and $856,195 for the nine months ended September 30, 2006. The majority of the increase relates to increased salary and related expenses as a result of improving the quality of our sales team and increased selling expense relating to the Barbados contract. However, we were able to offset some of the increase with reduced recruiting expense.
     Depreciation and amortization expenses were $12,016 for the nine months ended September 30, 2007 and $13,580 for the nine months ended September 30, 2006. The decrease is related to lower depreciation expense as a result of the age of the equipment.
     Other income (expenses), net. Other income (expenses), net, were ($220,191) for the nine months ended September 30, 2007 and $400,398 for the nine months ended September 30, 2006. Interest expense was $23,638 lower during the nine months ended September 30, 2007, compared to the nine months ended September 30, 2006, reflecting lower debt levels. We also recognized $25,799 during the nine months ended September 30, 2007 relating to the expiration of the statue of limitations relating to accounts payables compared to $70,028 during the same period of 2006. These are offset by the sale of a portion of our video patent portfolio for $600,000 during the nine months ended September 30, 2006.
     Net Loss. Net loss was $3,750,274 for the nine months ended September 30, 2007, compared to a loss of $2,471,533 for the nine months ended September 30, 2006. The increase in expense relates to the development of the Enterprise Dot, our next generation RFID product and selling expense relating to the Barbados contract. Offset by an improvement to the gross margin by the contribution of the Barbados contract.
     Preferred Stock dividend requirements. Preferred Stock dividend requirements were $4,289,163 for the nine months ended September 30, 2007 and $2,377,694 for the nine months ended September 30, 2006. During 2007, we expensed $2,050,000 related to the 2007 Preferred equity offering and $2,000,000 related to the 2006C Preferred equity offering compared to $645,020 related to the 2006 preferred equity offering and $1,489,245 related to the second close of the 2005 preferred equity during 2006. Recurring preferred Stock dividend requirements were $239,163 in 2007 and $243,428 in 2006.
Year Ended December 31, 2006 Compared to December 31, 2005
     Sales and Gross Profit. Sales for the twelve months ended December 31, 2006 were $1,501,296 and for the twelve months ended December 31, 2005 were $1,080,240. Cost of sales for the twelve months ended December 31, 2006 were $844,453 and for the twelve months ended December 31, 2005 were $649,715. The gross profit for the twelve months ended December 31, 2006 was $656,843 and $430,525 for the twelve months ended December 31, 2005. The majority of the increase in sales is a result of increase in the market acceptance of our Active RFID products. The margin continues to be stable in the 40% — 50% range.
     Operating Expenses. Operating expenses were $4,366,182 and $3,297,108 in 2006 and 2005, respectively. The majority of the increase relates to expensing of our stock options and the development of the next generation RFID tag.
     Research and development expenses were $1,380,875 in 2006 and $935,248 in 2005. The largest portion of the increase relates to the continued development of the next generation RFID product. The remainder of the increase relates to stock based compensation that was started in 2006.
     Corporate general and administrative expenses were $1,795,479 and $1,373,980 in 2006 and 2005, respectively. The majority of the increase is related to the expensing of stock based compensation that started in 2006. However, during 2006 we also began paying directors fees for our outside directors; we had an increase in outside service fees and a decrease in bad debt expense.
     Selling and marketing expenses were $1,171,023 and $960,249 in 2006 and 2005, respectively. The majority of the increase relates to stock-based compensation that was started in 2006. We also had an increase in travel expenses and advertising. We were able to offset a significant portion of the increases with a reduction in trade show expenses and salary expense relating to timing of new employees.
     Depreciation and amortization expenses were $18,805 for 2006 compared to $27,631 for 2005. The decrease is related to lower depreciation expense as a result of the age of the equipment.
     Other income (expenses), net. Other income (expenses), net, were $350,725 for 2006 and ($389,471) for 2005. Interest expense was $364,104 lower during 2006, compared to 2005, reflecting a decrease in the amortization of the debt discount related to the convertible notes that converted during the period and lower debt levels. We also recognized $102,516 during 2006 relating to the expiration of the statue of limitations relating to accounts payables compared to $326,424 during the same period of 2005. We also sold a portion of our video patent portfolio for $600,000 during 2006.
     Net Loss. Net loss was $3,358,613 and $3,256,054 in 2006 and 2005, respectively. The increase was largely driven by the increase by the expensing of stock based compensation that began in 2006 and by an increase in research and development relating to the next generation product development, offset by the gain on sale of intellectual property during 2006.
     Preferred Stock dividend requirements. Preferred Stock dividend requirements were $3,209,428 for 2006 and $3,198,581 for 2005. During 2006 we expensed $750,000 related to the 2006B preferred equity offering, $645,020 related to the 2006 preferred equity offering and $1,489,245 related to the second close of the 2005 preferred equity offering compared to $2,060,397 related to the warrant inducement we offered to warrant holders to exercise their warrants early in January 2005 and $813,021 related to the second close of the 2005 preferred equity offering. Recurring preferred Stock dividend requirements were $325,163 in 2006 and 2005..

DESCRIPTION OF PROPERTIES.
     Axcess leases a 6,509 square foot facility in Carrollton, Texas, which is used for administrative, engineering and sales offices. This facility is rented on a month to month basis. The monthly rent is $5,000. We also lease 1,500 square feet in Costa Mesa, California, which is used for engineering space. The lease will terminate in August 2008 and the monthly rent is $1,950. We believe these facilities are suitable and adequate to accommodate our operations. We consider each of these facilities to be in good condition and it is our opinion that the facilities are adequately covered by insurance.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Amphion Investment LLC
     Axcess reached an agreement with Amphion Investment LLC with regards to the note executed between them for $393,787 of principal and accrued interest. Amphion Investment LLC consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007.
PV Proceeds Holdings Inc.
     Axcess reached an Agreement to Amend Purchase Note and Payment Term with PV Proceeds Holdings, Inc. the holders of a $4.0 million of non-interest bearing note that was due December 31, 2002 and was in default. PV Proceeds consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007. As further consideration for entering into the agreement Axcess granted to PV Proceeds Holdings, Inc. a warrant to purchase up to 500,000 shares of common stock of Axcess. The warrants have an exercise price of two dollars ($2.00) per share and shall expire on the earlier of February 14, 2008 or forty-five days after the principal and all accrued interest are paid. Axcess has also agreed to certain provisions that would further reduce the principal amount over time.
     On October 10, 2003 PV Proceeds Holdings, Inc. elected to convert their Series 1999 Preferred Stock plus accrued dividends into 692,142 shares of Axcess common stock contingent upon this Registration Statement becoming effective within 90 days from the date hereof. On December 2, 2003, our SB-2 Registration statement went effective. PV Proceeds Holdings, Inc. has agreed to certain limitations on the sale of these shares based on our current and future share trading volumes.
     PV Proceeds Holdings, Inc. currently has warrants to purchase up to 500,000 additional common shares of Axcess. The exercise price of the warrants is $2.00 and they expire February 15, 2008 or forty-five days after the note and interest are paid in full.
Amphion Capital Partners LLC (formerly NVW LLC)
     In 2005, Axcess entered into a one year Borrowed Employees and Advisory Agreement with Amphion Capital Partners LLC (“ACP”), to assist us in a variety of areas relating to investor relations and technology research. ACP will provide Axcess with the use of employees who will be dedicated, on a part-time basis, to provide these services, in addition to the services of Robert Bertoldi and Richard Morgan. ACP will provide Axcess the following: (i) Identification, evaluation and advice on a variety of options the Axcess to undertake to enhance its current technology offering, including sources of complementary technology and technology partnering; (ii) Investor relations services, including becoming the initial point of contact for the Preferred Equity Investors, providing both materials and information to interested parties; (iii) Advice and assistance with strategies relating to asset enhancement and maximization of asset utilization, including those associated with and intellectual property assets. In return Axcess has agreed to pay ACP $7,500 per month in advance. During 2006, Axcess elected to renew the contract and the payment was raised to $10,000 per month in advance.
Other Matters
     On July 30, 2002, the wife of Richard C.E. Morgan invested $100,000 in Axcess, pursuant to the terms of a bridge financing agreement. Mrs. Morgan acquired a convertible promissory note in the principal amount of $100,000 and 25,000 unregistered shares of Axcess’ common stock. Axcess registered the common shares in December 2003, and Mrs. Morgan agreed not to sell more than one-third of the shares in any calendar month. Axcess and Mrs. Morgan made certain representations and warranties in the bridge financing agreement. The convertible promissory note bears interest at a rate of seven percent compounded annually. At each of July 30, 2003; July 30, 2004; and July 30, 2005, Mrs. Morgan may elect to convert one-third of the principal amount of the note (plus accrued interest thereon) into shares of the Axcess’ common stock, provided that we have not, on or prior to each such conversion date, retired one-third of the principal amount of the Note. The conversion price initially is 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date, provided that the maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share, and the conversion price is subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Axcess’ shares of common stock. Subject to Mrs. Morgan’s right to convert the note in accordance with its terms, the note may be prepaid without penalty. On May 10, 2004 Mrs. Morgan elected to convert $33,333 of the principal and accrued interest into 33,412 shares of

Axcess common stock. In February 2006, Mrs. Morgan elected to convert the remaining $66,667 of the principal plus accrued interest into 118,722 shares of Axcess common stock.
     In January 2003, the wife of Richard C.E. Morgan invested an additional $20,000 in Axcess, pursuant to the terms of a bridge financing agreement. Mrs. Morgan acquired a convertible promissory note in the principal amount of $20,000 and 40,000 unregistered shares of Axcess’ common stock. Axcess registered the common shares in December 2003, and Mrs. Morgan agreed not to sell more than one-third of the shares in any calendar month. Axcess and Mrs. Morgan made certain representations and warranties in the bridge financing agreement. The convertible promissory note bears interest at a rate of seven percent compounded annually. At each of January 31, 2004; January 31, 2005; and January 31, 2006, Mrs. Morgan may elect to convert one-third of the principal amount of the note (plus accrued interest thereon) into shares of the Axcess’ common stock, provided that we have not, on or prior to each such conversion date, retired one-third of the principal amount of the Note. The conversion price initially is 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date, provided that the maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share, and the conversion price is subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in Axcess’ shares of common stock. Subject to Mrs. Morgan’s right to convert the note in accordance with its terms, the note may be prepaid without penalty. On May 10, 2004 Mrs. Morgan elected to convert $6,667 of the principal or accrued interest into 6,172 shares of Axcess common stock. In February 2006, Mrs. Morgan elected to convert the remaining $13,333 of the principal plus accrued interest into 23,744 shares of Axcess common stock.
     Richard C.E. Morgan, the Chairman of Axcess’ Board of Directors, is the owner of 100.00% of Antiope Partners, LLC, 60.01% of Amphion Partners, LLC, 60.00% of Amphion Investments, LLC, 0.49% of Amphion Ventures LP, 60.00% of Amphion Capital Management LLC, 20.84% of Amphion Capital Partners LLC (formerly NVW LLC) and 9.80% of VennWorks, LLC. Mr. Morgan disclaims beneficial ownership of all of Axcess shares held by these entities.
     Robert J. Bertoldi, a director of Axcess, is the owner of 12.79% of Amphion Capital Partners LLC (formerly NVW LLC), 33.98% of Amphion Partners, LLC, 40.00% of Amphion Investments, LLC, 40.00% of Amphion Capital Management LLC, 0.07% of Amphion Ventures LP, and 4.71% of VennWorks, LLC. Mr. Bertoldi disclaims beneficial ownership of all of Axcess shares held by these entities.
MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.
     Axcess’ common shares trade on the OTCBB maintained by FINRA under the symbol AXSI. Prior to September 2002, our common stock traded on the NASDAQ SmallCap Market tier of the NASDAQ Stock Market under the symbol AXSI. We were notified in September of 2002 that we no longer qualified for the NASDAQ SmallCap minimum listing requirements. The table below sets forth high and low closing prices for our common stock during each of the periods indicated, as reported the OTCBB maintained by FINRA. Such price quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	2007		2006		2005
Quarter Ended	Low	High	Low	High	Low	High

March 31,	$1.10	$1.77	$0.85	$1.12	$1.34	$1.95
June 30,	1.15	1.54	0.90	1.45	1.40	1.75
September 30,	1.16	1.8	0.87	1.27	1.10	1.75
December 31,	—	—	0.92	1.25	0.82	1.20
     As of September 30, 2007, we had approximately 681 holders of record of voting common stock.
     Axcess has not paid dividends on our common stock and does not anticipate the payment of cash dividends in the foreseeable future, as we contemplate retaining all earnings to finance the continued growth of our business.
Equity Compensation Plans
     Information concerning the 2005 Equity Incentive Plan, 2001 Equity Incentive Plan and the 1998 Directors Compensation Plan is presented in the table that follows. See “Note 12. Stock Options and Warrants” in the notes to the financial statements.

Number of
	securities to be		Number of
	issued upon	Weighted-average	securities
	exercise of	exercise price of	remaining available
	outstanding	outstanding	for future issuance
	options, warrants	options, warrants	under equity
Plan Category	and rights	and rights	compensation plans
Equity compensation plans approved by security holders	4,616,873	$1.95	3,758,000
Equity compensation plans not approved by security holders	—	—	—

Total	4,616,873	$1.95	3,758,000

Recent Sale of Unregistered Securities
     During 2005, 2006 and 2007, we issued unregistered securities in connection with each of the transactions described below. The issuance of the Preferred Stock, common stock and promissory notes were exempt from the registration requirements of the Securities Act by virtue of Sections 4(2) and 4(6) thereof as a transaction not involving a public offering and made solely to accredited investors. An appropriate restrictive legend was affixed to the stock certificates and warrants.
Convertible Promissory Note
     On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 shares of the Company’s common stock. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.
     During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005, the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock.
     During February 2006, seven holders elected to convert their remaining $233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock, which were issued during 2006.
     On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock. Pursuant to the bridge financing agreement, we registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
     During 2005 two holders elected to convert $73,334 of their notes plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005, the Board elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock.
     During February 2006, ten holders elected to convert their remaining $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock, which were issued during 2006.
Dividends Paid
     During 2005, the Board elected to convert $326,008 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 220,280 shares of Axcess common stock, which were issued during 2005. The also elected to convert $106,438 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 71,918 shares of Axcess common stock, which were issued during 2005.

     On July 28, 2006, the Board elected to convert $267,335 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 297,038 shares of Axcess common stock, which were issued during 2006. The also elected to convert $128,014 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 142,237 shares of Axcess common stock, which were issued during 2006.
     On August 8, 2007, the Board elected to convert $222,796 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 148,530 shares of Axcess common stock, which were issued during 2007. The Board also elected to convert $108,164 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 72,110 shares of Axcess common stock, which were issued during 2007.
2003B Preferred Equity Offering
     In November 2003, Axcess raised a net of approximately $2,500,000 of additional working capital through an exempt Section 4(6) and a Section 4(2) private offering of Preferred Stock to accredited institutional investors. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consists of 40,000 shares of Preferred Stock bearing a 7% dividend, 2,000 shares of common stock and 40,000 warrants to purchase Axcess’ common stock exercisable for two years at $2.75 per share. Each share of Series 2003B Preferred Stock is automatically convertible into voting common stock on a share-for-share basis (i) when Axcess achieves a full quarter of positive earnings before interest, taxes depreciation and amortization or (ii) when the share price surpasses $3.75 based on the average closing per share price for the 20 trading days preceding. In connection with the 2003B Preferred Stock offering including commissions, Axcess issued 1,570,000 shares of the 2003B Preferred Stock, 157,000 shares of common stock and 1,695,000 warrants.
     In December 2003, Axcess raised a net of approximately $362,250 of additional working capital through a second closing of the 2003B Preferred. In connection with the second close of the 2003B Preferred Stock offering including commissions; Axcess issued 220,000 shares of 2003B Preferred and 240,000 warrants.
     During 2007 six holders elected to convert 65,000 shares into 65,000 shares of Axcess common stock. This shares had been previously registered under an SB-2 registration statement.
2005 Preferred Equity Offering
     On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
     A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
     On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006 Preferred Equity
     On May 31, 2006 the Company raised an additional $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.

2006B Preferred Equity
     On December 1, 2006 the Company raised an additional $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006C Preferred Equity
     In January 2007 the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2007 Preferred Equity
     In August and September 2007 the Company raised $2,050,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
Warrant Exercised / Expire
     During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
     During the twelve months ended December 31, 2006 the Company issued an additional 3,102,055 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between March 14, 2011 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 594,808 warrants expire without being exercised.
     During the nine months ended September 30, 2007 the Company issued an additional 2,025,000 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between October 25, 2010 and September 28, 2012. During that same period the Company had no warrants exercised and 374,998 warrants expire without being exercised.
Common Stock for Services Rendered
     On October 25, 2007 we issued 50,000 restricted common shares to Stan Zaslow to compensate him for services provided to Axcess.
Common Stock
     During 2005 we had four employees exercise 55,100 stock options with a strike price of $0.40 per share.
     During 2006 we had two employees exercise 19,200 stock options with a strike price of $0.40 per share.
     During the nine months ended September 30, 2007 we had three employees exercise 29,500 stock options with a strike price of $0.40 per share and one employee exercise 1,250 stock options with a strike price of $1.04.
SB-2 Registration Statement
     On October 11, 2005 the SEC declared our SB-2 Registration statement effective which was originally filed on August 19, 2005. We registered a total of 2,370,639 common shares comprising 627,799 shares currently issued and held by certain selling stockholders and 1,742,840 warrants. Proceeds from the sale of the 627,799 shares beneficially owned by the selling stockholders will inure solely to the benefit of the selling stockholders, as we will not receive any of the proceeds from such sales. If fully exercised the warrants would result in the issuance of 1,742,840 shares of our common stock and result in proceeds to us of $2,613,160, which would be used for working capital and to pay down any outstanding debt. There can be no assurance that any of the warrants will be exercised.
2005 Equity Incentive Plan
     The Company believes that incentives and stock-based awards focus its employees, consultants and directors on the objective of creating stockholder value and promoting the Company’s success. On May 10, 2005, the Company’s board of directors adopted the 2005 Equity Incentive Plan (the “Plan”) and on July 12, 2005 the Company’s stockholders approved the plan at the annual meeting of the stockholders. Since the plan was adopted, no further awards will be granted under the Company’s 2001 Equity Incentive Plan after the date of the Annual Meeting of Stockholders.
Other Matters relating to future amortizable charges
     As of December 31, 2006 we have $168,963 of deferred debt issuance costs on our balance sheet, which will be amortized using the effective interest rate over lives of the related debt.
     In connection with the issuance of the common shares and preferred shares, we recorded preferred stock dividend requirements that will be reflected as preferred stock dividends in the income statement as the underlying preferred stock converts to common stock. The following tables:

	9 Months Ended	12 Months Ended	12 Months Ended
	September 30, 2007	December 31, 2006	December 31, 2005
Warrant inducement	$—	$—	$2,060,397
2005 Preferred equity offering	—	1,489,245	813,021
2006 Preferred equity offering	—	645,020	—
2006B Preferred equity offering	—	750,000	—
2006C Preferred equity offering	2,000,000	—	—
2007 Preferred equity offering	2,050,000	—	—
COMPENSATION DISCUSSION AND ANALYSIS.
     The Company’s Board of Directors is responsible to oversee all of the executive compensation and equity plans and programs to ensure that its officers and senior staff are compensated in a manner that is consistent with its competitively based annual and long term performance goals.
Compensation Philosophy and Objectives
     The Company’s compensation programs are designed to attract, motivate, and retain talented executives while maintaining competitiveness within our industry. We face competition in the market for talented executives and employees and understands the need to offer competitive employment packages. Our compensation programs are designed to achieve this in a manner that still furthers the financial interest of its shareholders. The objectives of the compensation programs are:
•	to provide levels of compensation that integrate with annual and long term performance goals for the Company

•	to attract and retain top level executives

•	to reflect individual job responsibilities and reward previous and expected future contributions to the Company

•	to remain competitive with compensation programs offered in the market while allowing us to maintain competitive pricing

•	to limit the use of perquisites to those that assist the executive officers in efficiently carrying out their responsibilities
Compensation Process and Components
     The Board of Directors, acting as a whole, has primary responsibility for the determination of officers’ salaries. Compensation for officers consists of base salaries plus bonuses designed to reward officers for achieving certain financial and business objectives. We generally establish the salaries for its officers in a range that is competitive within our industry.
Base Salaries
     Salaries for the Company’s officers (including the CEO) are determined by evaluating the officer’s individual performance and contributions to the performance of the Company, the officer’s responsibilities, experience, and any other data which may be available regarding competitive practices. Officers’ salaries and merit adjustments are approved annually by the

Board of Directors in January for the next 12 months. Based on this process, the Company’s officers were provided a 6.6% increase for fiscal year 2007 (for the first time since 2001).
Bonus/Pay for Performance
     The Company utilizes a performance based compensation plan covering senior technical and management personnel called the Management Incentive Performance Plan (MIPP). The MIPP includes as participants all of the Company’s officers. A bonus pool is established by the Board of Directors for the MIPP on an annual basis which is dependent upon several targets both financial (revenue, cash flow, margin) and non financial (patents, delivery schedules, etc.). The bonus pool amount has upward and downward adjustments if the specific goal is exceeded or not achieved, respectively. The bonus is paid using a combination of cash and the Company’s common stock from the Company’s 2005 Stock Award Plan. The Board of Directors determines the allocation between cash and stock awards. We established the MIPP program during 2007 and since the inception there has been no cash or stock issued. The allocation of the MIPP bonus pool is determined by the Board of Directors.
Retirement and Other Benefits
     All officers and employees are entitled to participate in our fringe benefit programs, including the Company’s 401(k) Plan, which is an IRS qualified plan, available to all eligible employees. The 401(k) Plan is a non employer contributory plan and the only contributions are employee 401(k) elective deferrals.
Perquisites and Other Personal Compensation
     The Company believes that compensation for its executive officers and directors should be reasonable compared to the total staff. In keeping with this philosophy, the Company does not currently offer special benefits to its officers and directors, other than those available to the general staff. The Company has not entered into any employment agreement, other than with Allan Griebenow, and there is no special benefit or compensation paid to any of the named executive officers in the event of their termination (without cause or by death) or retirement that is not available to the general staff.
Summary Compensation Table
     The following table summarizes the compensation earned by Axcess’ Chief Executive Officer and Axcess’ two other most highly compensated executive officers (whose annualized compensation exceeded $100,000) (collectively called the “named executive officers”), for services rendered in all capacities to Axcess during the fiscal years ended December 31, 2005 through 2003.
Summary Compensation Table

					Stock	Option	All Other
Name	Year		Salary	Bonus	Awards	Awards	Compensation	Total
Principal Positions	Ended		($)	($)	($)	($)(A)	($)(B)	($)

Allan Griebenow	2006		230,009	—	—	243,880	—	479,889
President and Chief Executive Officer	2005		230,946	—	—	—	—	230,946
	2004		177,651	—	—	248,943	—	426,594

Allan L. Frank	2006		180,000	—	—	195,650	—	375,650
Vice President, Secretary and Chief	2005		180,937	—	—	—	—	180,937
Financial Officer	2004		139,448	—	—	235,269	—	374,717

Raj Bridgelall	2006	(1)	43,154	—	—	120,000	7,974	171,128
Vice President, Engineering

Ray Cavanagh	2006	(2)	93,750	—	—	144,000	—	237,750
Vice President, Sales

Ben Donohue	2006	(3)	115,837	—	—	97,370	—	213,207
Vice President, Business Development

(A)	Reflects the grant date fair value calculated in accordance with FAS 123(R). See “Notes to Financial Statements — Summary of Significant Accounting Policies — Stock-Based Compensation Adoption of SFAS 123R” for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(B)	Mr. Bridgelall “All Other Compensation” consists of reimbursement for moving expenses.

(1)	Represents compensation earned from September 2006, when Mr. Bridgelall was hired by Axcess and he was elected as an officer at that time.

(2)	Represents compensation earned from May 2006, when Mr. Cavanagh was hired by Axcess and he was elected as an officer in July 2006.

(3)	Represents compensation earned for the full year 2006. However, Mr. Donohue was elected an officer in July 2006 but has been an employee of Axcess since July 1999.

Stock Option Grants in 2006 to Named Executive Officers
     During 2006, we granted awards to our CEO, CFO and other named executive officers pursuant to our 2005 Equity Incentive Plan. Information with respect to each of these awards, including estimates regarding future payouts under each of these awards on a grant by grant basis, is set forth in the table below.

		All Other	All Other	Exercise or	Grant Date
		Stock Awards:	Option Awards:	Base Price	Fair Value
		Number of	Number of	Of Option	Of Stock and
	Grant	Shares of Stock	Securities Under-	Awards	Option
Name	Date	Or Units (#)	Lying Options (#)	($ / Share)	Awards

Allan Griebenow	02/15/06	—	268,000	$1.04	$243,880
Allan L. Frank	02/15/06	—	215,000	1.04	195,650
Raj Bridgelall	10/01/06	—	150,000	0.93	120,000
Ray Cavanagh	05/16/06	—	150,000	1.10	144,000
Ben Donohue	02/15/06	—	107,000	1.04	97,370
     During 2006 the board voted to issue a total of five hundred and sixty-eight thousand options (568,000) to other employees other than named executives or directors. The exercise price was the closing price on the date of the grant and ranged from $1.04 to $1.35 per share. The options will vest in four equal installments beginning one year from the grant date. The options were granted to sixteen employees. The grants ranged in size from 5,000 to 107,000 with the average being 35,500.
     During the nine months ended September 30, 2007 the board voted to issue a total of seven hundred and twenty-six thousand options (726,000) to named executives or directors. The exercise price was the closing price on the date of the grant $1.50 per share. The options will vest in four equal installments beginning one year from the grant date and for years two through four, will include an additional earn out provision. The options were granted to five officers and four board members. The grants ranged in size from 20,000 to 20,000 with the average being 80,667.
Outstanding Equity Awards at Fiscal Year End
     The following table summarizes equity awards granted to our CEO, CFO and other named executive officers that were outstanding as of December 31, 2006.

	Option Awards						Stock Awards
									Equity Incentive
		Number of	Equity Incentive					Equity Incentive	Plan Awards: Market
	Number of	Securities	Plan Awards: Number			Number of	Market Value	Plan Awards: Number	or Payout Value of
	Securities	Underlying	of Securities			Shares or	of Shares or	of Unearned Shares,	Unearned Shares,
	Underlying	Unexercised	Underlying	Option	Option	Units of	Units of Stock	Units or Other	Units or Other
	Options(#)	Options(#)	Unexercised	Exercise	Expiration	Stock That Have	That Have Not	Rights That Have	Rights That Have
Name	Exercisable	Unexercisable	Unearned Options(#)	Price ($)	Date	Not Vested (#)	Vested ($)	Not Vested (#)	Not Vested ($)
Allan Griebenow (1)	1,156,930	166,030	—	$2.28	10 years from Grant	—	—	—	—
Allan Frank (2)	549,726	198,242	—	$1.74	10 years from Grant	—	—	—	—
Raj Bridgelall (3)	—	150,000	—	$0.93	10 years from Grant	—	—	—	—
Ray Cavanagh (4)	—	150,000	—	$1.10	10 years from Grant	—	—	—	—
Ben Donohue (5)	217,353	89,014	—	$1.30	10 years from Grant	—	—	—	—

(1)	Includes a grant made on July 28, 1999 for 450,000 options at a strike price of $2.50; a grant made on February 2, 2000 for 124,112 options with a strike price of $5.50; a grant made on January 10, 2001 for 150,392 option at a strike price of $3.88; a grant made on June 5, 2002 for 85,000 options at a strike price of $1.70; a grant made on January 17, 2003 for 163,000 options at a strike price of $0.40; a grant made on March 16, 2004 for 156,568 options at a strike price of $2.00 and a grant made on February 15, 2006 for 268,000 options with a strike price of $1.04.

(2)	Includes a grant made on March 20, 2002 for 200,000 option at a strike price of $3.00; a grant made on June 5, 2002 for 85,000 options at a strike price of $1.70; a grant made on January 17, 2003 for 100,000 options at a strike price of $0.40; a grant made on March 16, 2004 for 147,968 options at a strike price of $2.00 and a grant made on February 15, 2006 for 215,000 options with a strike price of $1.04.

(3)	Includes a grant made on October 1, 2006 for 150,000 options at a strike price of $0.93.

(4)	Includes a grant made on May 16, 2006 for 150,000 options at a strike price of $1.10.

(5)	Includes a grant made on September 29, 1999 for 12,000 options at a strike price of $2.69; a grant made on February 2, 2000 for 3,308 options with a strike price of $5.50; a grant made on January 10, 2001 for 6,000 option at a strike price of $3.88; a grant made on June 5, 2002 for 65,000 options at a strike price of $1.70; a grant made on January 17, 2003 for 78,000 options at a strike price of $0.40; a grant made on March 16, 2004 for 35,059 options at a strike price of $2.00 and a grant made on February 15, 2006 for 107,000 options with a strike price of $1.04.

Aggregate Option Exercises in 2006 by Executive Officers
     The following table provides information as to options exercised, if any, by each of the named executive officers in 2006 and the value of options held by those officers at year-end measured in terms of the last reported sale price for the shares of our Voting Common Stock on December 29, 2006 ($1.17 as reported on the Over-The-Counter Bulletin Board).

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised		In-the-Money Options at
	On	Value	Options at December 31, 2006		December 31, 2006
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Allan Griebenow	—	$—	1,156,930	240,142	$134,220	$26,130
Allan L. Frank	—	$—	549,726	198,242	$83,988	$20,963
Raj Bridgelall	—	$—	—	150,000	$—	$10,500
Ray Cavanagh	—	$—	—	150,000	$—	$36,000
Ben Donohue	—	$—	217,353	89,014	$63,538	$10,433
Compensation of the Company’s Directors
     Starting in 2006, we pay cash compensation to each director who is not employed by us and who does not beneficially own more than five percent of the shares of common stock outstanding. We will pay five thousand dollars per quarter to each independent director and an additional twenty-five hundred dollars per quarter for an independent chairman of the audit or compensation committee. We will also pay one thousand dollars to each independent director for each meeting attended and five hundred dollars for each telephonic board meeting. In addition to the compensation set forth above, each director shall receive an annual grant of options to acquire common stock at an exercise price equal to the fair market value per share of the common stock at the time the option is granted. The annual grant customarily takes place shortly after each annual meeting of our stockholders. All new board members receive 50,000 options to acquire common stock at an exercise price equal to the fair market value per share of the common stock on the date the board member is elected by our stockholders. All new board members will also be eligible to receive the annual grant. We also pay ordinary and necessary out-of-pocket expenses for directors to attend board and committee meetings. Directors who are officers or employees of Axcess receive no fees for service on the board or committees thereof.
     The following table summarizes compensation paid to all of our non-employee directors:

Change in Pension
	Fees				Value and
	Earned				Nonqualified
	or Paid			Non-Equity	Deferred
	in		Option	Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Richard CE Morgan	$—	$—	$—	$—	$—	$—	$—
Robert Bertoldi	—	—	68,250	—	—	—	68,250
Robert Hussey	16,500	—	68,250	—	—	—	84,750
Paul Coleman	11,000	—	68,250	—	—	—	79,250
Employment Agreement with Mr. Griebenow
     On July 16, 1999, the Company entered into an agreement with Allan Griebenow, under which Mr. Griebenow agreed to be the Company’s president and chief executive officer. The agreement provides that Mr. Griebenow will receive a salary equal to $17,917 per month, a bonus payable within 90 days after the end of the Company’s fiscal year of up to 30% of his base salary, and option grants to acquire 450,000 shares of our common stock. Mr. Griebenow is essentially an “at will” employee of the Company and may be terminated upon thirty days’ notice. If the Company terminates Mr. Griebenow’s employment at any time without cause, as defined in the employment agreement, then Mr. Griebenow will be entitled to continue to receive his then current salary for the six-month period following his termination.

FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of Axcess International, Inc.
We have audited the accompanying consolidated balance sheet of Axcess International, Inc. (the Company) as of December 31, 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axcess International, Inc., at December 31, 2006, and the results of its operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s recurring losses from operations and resulting continued dependence upon access to additional external financing raise substantial doubt about its ability to continue as a going concern. If the Company is unable to generate profitable operations or raise additional capital it may be forced to seek protection under federal bankruptcy laws. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ HEIN & ASSOCIATES LLP
February 28, 2007
Dallas, Texas

AXCESS INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	September 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$972,646	$347,361
Accounts receivable — trade, net of allowance for doubtful accounts of $14,521 (unaudited) for 2007 and $17,389 for 2006.	164,047	252,230
Inventory, net	241,103	396,305
Prepaid expenses and other	131,013	92,090

Total current assets	1,508,809	1,087,986

Property, plant and equipment, net	12,757	18,369
Deferred debt issuance costs	42,241	168,963
Other assets	54,721	2,934

Total assets	$1,618,528	$1,278,252

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$140,372	$101,261
Accrued liabilities	1,329,038	1,121,350
Deferred revenue	40,356	25,665
Notes payable to stockholders	3,118,716	3,365,500
Dividends payable	46,797	138,594

Total current liabilities	4,675,279	4,752,370

Commitments and contingencies (Notes 2, 8 and 13)
Stockholders’ deficit:
Convertible preferred stock, 10,000,000 shares authorized in 2007 and 2006, respectively; Without liquidation preferences; $0.01 par value, 7,008,955 (unaudited) and 7,073,550 shares issued and outstanding in 2007 and 2006, respectively	70,090	70,735
Common stock, $.01 par value, 70,000,000 shares authorized in 2007 and 2006, respectively; 28,973,703 (unaudited) shares issued and outstanding in 2007 and 28,657,313 shares issued and outstanding in 2006	289,737	286,573
Additional paid-in capital	162,588,822	158,184,537
Accumulated deficit	(166,005,400)	(162,015,963)

Total stockholders’ deficit	(3,056,751)	(3,474,118)

Total liabilities and stockholders’ deficit	$1,618,528	$1,278,252

See accompanying notes to consolidated financial statements.

AXCESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2007	2006	2006	2005
Sales	$2,963,437	$1,177,659	$1,501,296	$1,080,240
Cost of sales	1,280,977	661,224	837,789	594,158
Inventory impairment	—	—	6,664	55,557

Gross profit	1,682,460	516,435	656,843	430,525
Expenses:
Research and development	2,691,499	1,109,476	1,380,875	935,248
General and administrative	1,277,294	1,409,115	1,795,478	1,373,980
Selling and marketing	1,231,734	856,195	1,171,023	960,249
Depreciation and amortization	12,016	13,580	18,805	27,631

Operating expenses	5,212,543	3,388,366	4,366,181	3,297,108

Loss from operations	(3,530,083)	(2,871,931)	(3,709,338)	(2,866,583)
Other income (expense):
Interest expense, net	(245,991)	(269,629)	(351,791)	(715,895)
Gain on vendor settlements and other	25,799	70,027	102,516	326,424
Gain on sale of intellectual property	—	600,000	600,000	—

Other income (expense), net	(220,192)	400,398	350,725	(389,471)

Net loss	(3,750,275)	(2,471,533)	(3,358,613)	(3,256,054)

Preferred stock dividend requirements
Recurring	(239,163)	(243,428)	(325,163)	(325,163)
Warrant inducement	—	—	—	(2,060,397)
2005 Preferred equity offering	—	(1,489,245)	(1,489,245)	(813,021)
2006 Preferred equity offering	—	(645,020)	(645,020)	—
2006B Preferred equity offering	—	—	(750,000)	—
2006C Preferred equity offering	(2,000,000)	—	—	—
2007 Preferred equity offering	(2,050,000)	—	—	—

Preferred stock dividend requirements	(4,289,163)	(2,377,693)	(3,209,428)	(3,198,581)

Net loss applicable to common stock	$(8,039,438)	$(4,849,226)	$(6,568,041)	$(6,454,635)

Basic and diluted net loss per share	$(0.28)	$(0.17)	$(0.23)	$(0.24)

Weighted average shares of common stock outstanding	28,760,562	28,218,656	28,329,221	26,850,272

See accompanying notes to consolidated financial statements.

AXCESS INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
NINE MONTHS ENDED SEPTEMBER 30, 2007 and YEARS ENDED DECEMBER 31, 2006 and 2005

	CONVERTIBLE
	PREFERRED STOCK		COMMON STOCK		ADDITIONAL	COMMON		TOTAL
	NUMBER		NUMBER		PAID-IN	STOCK	ACCUMULATED	STOCKHOLDERS’
	OF SHARES	PAR VALUE	OF SHARES	PAR VALUE	CAPITAL	ISSUABLE	DEFICIT	DEFICIT
Balance at December 31, 2004	2,415,000	$24,150	24,720,939	$247,209	$149,898,600	$—	$(154,750,969)	$(4,581,010)

Shares issued in conjunction with 2005 Preferred equity offering	362,942	3,629	—	—	304,870	—	—	308,499
Conversion of notes payable and accrued interest into 2005 preferred stock	593,553	5,936	—	—	498,585	—	—	504,521
Conversion of Convertible note	—	—	369,968	3,700	369,924	—	—	373,624
Issuance of common stock upon exercise of warrants	—	—	296,066	2,961	300,890	—	—	303,851
Shares issued in conjunction with accrued dividends	—	—	292,198	2,922	429,524	—	—	432,446
Shares issued in conjunction with warrant inducement	—	—	1,702,840	17,028	1,612,841	53	—	1,629,922
Issuance of common stock upon exercise of stock options	—	—	55,100	551	21,491	—	—	22,042
Preferred stock dividends	—	—	—	—	—	—	(325,163)	(325,163)
Net Loss	—	—	—	—	—	—	(3,256,054)	(3,256,054)

Balance at December 31, 2005	3,371,495	$33,715	27,437,111	$274,371	$153,436,725	$53	$(158,332,186)	$(4,587,322)

Issuance of common stock upon exercise of warrants	—	—	55,333	553	32,000	(53)	—	32,500
Issuance of common stock upon exercise of stock options	—	—	19,200	192	7,488	—	—	7,680
Conversion of convertible note and accrued interest	—	—	706,394	7,064	409,712	—	—	416,776
Shares issued in conjunction with 2005 Preferred stock offering	1,752,055	17,520	—	—	1,446,724	—	—	1,464,244
Conversion of accrued dividends	—	—	439,275	4,393	390,956	—	—	395,349
Shares issued in conjunction with 2006 Preferred stock offering	1,200,000	12,000	—	—	1,008,000	—	—	1,020,000
Shares issued in conjunction with 2006B Preferred stock offering	750,000	7,500	—	—	742,500	—	—	750,000
Preferred stock dividends	—	—	—	—	—	—	(325,163)	(325,163)
Stock based compensation expense	—	—	—	—	710,432	—	—	710,432
Net Loss	—	—	—	—	—	—	(3,358,613)	(3,358,613)

Balance at December 31, 2006	7,073,550	$70,735	28,657,313	$286,573	$158,184,537	$—	$(162,015,963)	$(3,474,118)

Shares issued in conjunction with 2006B Preferred stock offering (unaudited)	200	2	—	—	1,699,998	—	—	1,700,000
Shares issued in conjunction with 2006B Preferred stock offering (unaudited)	205	3	—	—	1,877,497	—	—	1,877,500
Conversion of 2003B convertible preferred shares (unaudited)	(65,000)	(650)	65,000	650	—	—	—	—
Conversion of accrued dividends (unaudited)	—	—	220,640	2,206	328,754	—	—	330,960
Issuance of common stock upon exercise of stock options (unaudited)	—	—	30,750	308	12,792	—	—	13,100
Preferred stock dividends(unaudited)	—	—	—	—	—	—	(239,163)	(239,163)
Stock based compensation expense (unaudited)	—	—	—	—	485,244	—	—	485,244
Net Loss (unaudited)	—	—	—	—	—	—	(3,750,275)	(3,750,275)

Balance at September 30, 2007 (unaudited)	7,008,955	$70,090	28,973,703	$289,737	$162,588,822	$—	$(166,005,400)	$(3,056,751)

See accompanying notes to consolidated financial statements.

AXCESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2007	2006	2006	2005
Cash flows from operating activities:
Net loss	$(3,750,275)	$(2,471,533)	$(3,358,613)	$(3,256,054)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation, amortization and impairment	12,016	13,580	18,805	27,631
Gain on vendor settlements and statutory write-off of payables	(2,857)	(70,000)	(102,516)	(326,424)
Gain on sale of intellectual property	—	(600,000)	(600,000)	—
Amortization of financing discount and issuance costs	126,724	132,243	174,483	487,010
Inventory impairment	—	—	6,664	55,557
Stock based compensation expense	485,243	538,564	710,432	—

Changes in operating assets and liabilities:
Accounts receivable	88,183	(48,565)	(111,030)	(61,235)
Inventory	155,202	(360,039)	(290,699)	(23,113)
Prepaid expenses and other	(38,923)	(50,980)	(19,462)	24,536
Other assets	(51,787)	(397)	(235)	1,207
Accounts payable and accrued expenses	264,347	142,323	159,597	312,850

Net cash used by operating activities	(2,712,127)	(2,774,804)	(3,412,574)	(2,758,035)

Cash flow from investing activities:
Capital expenditures	(6,405)	(4,868)	(7,787)	(7,490)
Proceeds from sale of intellectual property	—	600,000	600,000	—

Net cash (used by) provided by investing activities	(6,405)	595,132	592,213	(7,490)

Cash flow from financing activities:
Net proceeds from issuance of common and preferred stock	3,577,500	2,484,244	3,234,243	956,495
Net proceeds from issuance of common stock from warrants	—	32,500	32,500	1,285,778
Net proceeds from exercise of employee stock options	13,101	7,680	7,680	22,042
Borrowings IN financing agreements	—	—	—	500,000
Principal payments on financing agreements	(246,784)	(343,571)	(343,570)	(223,022)

Net cash provided by financing activities	3,343,817	2,180,853	2,930,853	2,541,293

Net increase (decrease) in cash and cash equivalents	625,285	1,181	110,492	(224,232)
Cash and cash equivalents, beginning of period	347,361	236,869	236,869	461,101

Cash and cash equivalents, end of period	$972,646	$238,050	$347,361	$236,869

Supplemental disclosure of non-cash investing and financing activities:
Value of equity instruments and beneficial conversion feature recorded as preferred stock discounts	$4,050,000	$2,134,265	$2,884,265	$2,873,418
Conversions of notes payable into common stock	—	396,667	396,667	323,333
Conversions of accrued interest into common stock	—	20,110	20,110	50,291
Conversions of accrued dividends into common stock	330,960	395,349	395,349	432,446
Preferred stock dividends accrued	239,163	243,428	325,163	325,163
Conversion of notes payable into preferred stock	—	—	—	500,000
Conversion of accrued interest into preferred stock	—	—	—	4,520
See accompanying notes to consolidated financial statements.

AXCESS INTERNATIONAL, INC.
NOTES TO FINANCIAL STATEMENTS
(the period subsequent to December 31, 2006 is unaudited)
(1) Summary of Significant Accounting Policies
          (a) Description of Business
          The Company is a leading provider of patented Radio Frequency Identification (“RFID”) and Real Time Location Systems (“RTLS”) solutions that locate, track, monitor, count and protect people, assets, and vehicles, thereby improving productivity, security and access to real-time intelligence. The Company’s multiuse, single-system solutions include active, dual and semi-active RFID tags, activators and readers that support automatic monitoring and tracking applications, such as electronic asset protection and asset management, and automatic personnel and vehicle access control. Axcess’ web-based software provides a suite of management tools that include reporting, display, decision and control functions that enable productivity, security and local positioning.
          The Company’s business plan for 2007 is predicated principally upon the successful marketing of its RFID products. During the first nine months of 2007, operating activities utilized approximately $2.7 million of cash and approximately $3.4 million of cash during the twelve months of 2006. The Company raised $4.0 million of additional working capital during 2007 and $3.4 million of additional working capital during 2006 through Preferred Stock offerings, exercise of warrants and stock options. We closed five preferred stock offerings during 2006 and 2007 and raised approximately $7.5 million. The shares are designated 2005, 2006, 2006B, 2006C and 2007. The Company issued 3,702,460 shares of Preferred Stock bearing no dividend and 5,127,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 — $2.00 per share. The offering also included a company call provision if the closing twenty-day average stock price is over $3.00 per share. However, even with the additional funding, the Company anticipates that its existing working capital resources and revenues from operations will not be adequate to satisfy its funding requirements through 2008.
          The future results of operations and financial condition of the Company will be impacted by the following factors, among others: changes from anticipated levels of sales, access to capital, future national or regional economic and competitive conditions, changes in relationships with customers, difficulties in developing and marketing new products, marketing existing products, customer acceptance of existing and new products, validity of patents, technological change, dependence on key personnel, availability of key component parts, dependence on third party manufacturers, vendors, contractors, product liability, casualty to or other disruption of the production facilities, delays and disruptions in the shipment of the Company’s products, and the ability of the Company to meet its stated business goals.
          If the Company’s losses or lack of operating capital continue, the Company will have to obtain funds to meet its cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or the Company may be required to curtail its operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to the Company or disadvantageous to existing stockholders. In addition, no assurance may be given that the Company will be successful in raising additional funds or entering into business alliances..
          (b) Company Organization and Basis of Presentation
          The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
          The accompanying interim financial information as of September 30, 2007 and the nine months ended September 30, 2007 and 2006 has been taken from the Company’s books and records without audit. However, in the opinion pf management, such information includes all adjustments (consisting only of normal recurring accruals) necessary for fairly presenting the financial position as of September 30, 2007 and results of operations and cash flows of the Company for the nine months ended September 30, 2007 and 2006.
          The Company has received working capital in various forms from Amphion Ventures, L. P. and affiliates of Amphion Ventures, L. P. including Amphion Partners, Amphion Investments LLC, Antiope Partners LLC, VennWorks LLC (formerly incuVest LLC), Amphion Capital Management LLC, and Amphion Innovations plc, NVW, LLC (collectively, the “Amphion Group”). The Amphion Group owns approximately 60% of the outstanding voting common stock of the Company.

          (c) Critical Accounting Policies and Estimates
          Our most critical accounting policies, which are those that require significant judgment, include: allowance for doubtful accounts, inventory valuation, warranty costs, the valuation allowance for deferred tax assets, the value of components of equity and debt instruments and stock based compensation expense. In-depth descriptions of these can be found in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “2006 Form 10-KSB”). There have been no material changes in our existing accounting policies from the disclosures included in our 2006 Form 10-KSB.
          (d) Use of Estimates
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. As discussed below, the Company makes significant assumptions in recording its allowance for doubtful accounts, inventory valuation, impairment of long-lived assets, warranty costs, the valuation allowance for deferred tax assets and the value of the components of equity and debt instruments. Actual results could differ from those estimates, and the differences may be significant.
          (e) Cash and Cash Equivalents
          The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
          (f) Inventory
          Inventory is valued at the lower of cost or market using the first-in, first-out method. Inventory was comprised of the following at September 30, 2007 and December 31, 2006:

	(unaudited)
	September 30,	December 31,
	2007	2006
Raw materials	$24,030	$31,344
Work-in-process	114	114
Finished goods	216,959	364,847

	$241,103	$396,305

          The Company recorded charges of $6,664 for inventory impairment during the years ended December 31, 2006. The amount reflects items that had not been able to be used by the Company’s contract manufacturers in the building of additional products mainly relating to the video products. The impairment charge was as a result of the change in strategy to contract manufacturing.
          The components of cost of sales are summarized as follows:

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2007	2006	2006	2005

Product cost	$1,280,977	$638,019	$811,669	$609,295
Warranty expense	—	23,205	26,120	(15,137)
Inventory impairment	—	—	6,664	55,557

Total	$1,280,977	$661,224	$844,453	$649,715

          (g) Property and Equipment
          Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. The Company capitalizes costs associated with software developed or obtained for internal use when both the preliminary project stage is completed and management has authorized further funding for the project, which it deems completion to be probable, and that the project will be used to perform the function intended. Capitalization of such costs ceases no later than the point at which the project is substantially complete and ready for its intended use. The Company currently has no capitalized software development on its books.
          (h) Intangible Assets
          Intangible assets, which consist primarily of patents and developed technologies, have been recorded as the result of acquisitions of business and developed technologies and are being amortized on the straight-line basis over five years. As of December 31, 2006 intangible assets are fully amortized.

          (i) Impairment of Long-Lived Assets-and Long-Lived Assets to Be Disposed Of
          Long-lived assets and identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated-by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets based on estimated future cash flows. Assets to be disposed of are reported at the lower of-the carrying amount or fair value less costs to sell. Revenues from the sale of products utilizing the Company’s purchased technologies have not grown according to our expectations and the Company has experienced operating losses since the respective dates of acquisition. The Company believes that assumptions made in projecting future cash flows for this evaluation are reasonable. However, if future actual results do not meet expectations, the Company may be required to record an additional impairment charge, the amount of which could be material to the results of its operations and financial position. During the years ended December 31, 2006 and 2005 the Company recorded no impairment charges.
          (j) Financial Instruments
          Financial instruments that potentially subject the Company to concentrations of credit risk consists primarily of trade accounts receivable and notes receivable. Products are sold to customers, including distributors and integrators, located principally in the United States. The Company continually evaluates the creditworthiness of its customers’ financial condition and generally does not require collateral. The Company evaluates the collectability of its accounts receivable based on a combination of factors. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations to us, the Company records a specific reserve for bad debts against amounts due. The Company has not experienced significant losses on uncollectible accounts receivable.
          The carrying amounts of cash equivalents, accounts receivable, accounts payable, accrued liabilities and notes payable approximate fair value because of the short-term maturity of these instruments.
          (k) Revenue Recognition
          The Company’s revenue transactions consist predominately of sales of products to customers. The Company follows the Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104 Revenue Recognition and Emerging Issues Task Force (“EITF”) Issue 00-21 Revenue Arrangements with Multiple Deliverables. Specifically, the Company recognizes revenue when persuasive evidence of an arrangement exists, title and risk of loss have passed to the customer, generally upon shipment, the price is fixed or determinable and collect ability is reasonably assured. For those arrangements with multiple elements, or in related arrangements with the same customer, the arrangement is divided into separate units of accounting if certain criteria are met, including whether the delivered item has stand-alone value to the customer and whether there is objective and reliable evidence of the fair value of the undelivered items. The consideration received is allocated among the separate units of accounting based on their respective fair values, and the applicable revenue recognition criteria are applied to each of the separate units. In cases where there is objective and reliable evidence of the fair value of the undelivered item in an arrangement but no such evidence for the delivered item, the residual method is used to allocate the arrangement consideration. For units of accounting which include more than one deliverable, the Company generally recognizes all revenue and cost of revenue for the unit of accounting over the period in which the last undelivered item is delivered.
          At the time revenue is recognized, the Company establishes an accrual for estimated warranty expenses associated with sales, recorded as a component of cost of revenues. The Company’s customers and distributors generally do not have return rights.
          We defer revenue for sales where we have not completed the earnings process in accordance with the applicable revenue recognition guidance. These deferred amounts are reflected as liabilities in our consolidated financial statements as deferred revenue. Deferred revenue was $40,356 as of September 30, 2007 and $25,665 as of December 31, 2006.
          (l) Research and Development Costs
          Research and development costs are expensed as incurred.
          (m) Depreciation and Amortization
          Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the respective assets. Internally developed software and purchased technologies are amortized over the estimated useful lives of the respective technology.
          (n) Stock-Based Compensation Adoption of SFAS 123R

           Beginning January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”), using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 “Share-Based Payment” (SAB 107”) in March 2005, which provides supplemental SFAS 123R application guidance based in the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the twelve months ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. In accordance with the modified prospective transition method, results for prior periods have not been restated.
          Stock based compensation expense under SFAS 123R for the nine month period ended September 30, 2007 and 2006 was $485,244 and $538,564, respectively, and of $710,432 for the twelve months ended December 31, 2007, which was recorded in operating expenses. This expense increased net loss per share by $0.02 for the twelve months ended December 31, 2006. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized.
          The Black-Scholes option-pricing model was used to estimate the option fair value. The option pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods at the time of the grants equal to the expected option term. The expected option term was calculated using the “simplified” method permitted by SAB 107.
Pro-Forma Stock Compensation Expense for the Twelve Months Ended December 31, 2005
          For the twelve months ended December 31, 2005, the Company accounted for its stock-based compensation plan under Accounting Principles Board (“ABP”) Opinion No. 25, Accounting for Stock Issued to Employees. Since all options granted during the periods had an exercise price equal to the closing market price of the underlying common stock on the grant date, no compensation expense was recorded. If compensation expense had been recognized based on the estimated fair value of each option granted in accordance with the provisions of Statement of Financial Accounting Standard (“FAS”) No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based Compensation—Transition and Disclosure, issued in December 2002, our net loss and net loss per share would have been increased to the following pro-forma amounts:

Twelve
Months
Ended
December 31,
2005
Pro forma impact of fair value method (FAS 148)
Reported net loss attributed to common stock	$(6,454,635)
Less: fair value of employee stock compensation	(688,485)

Pro forma net loss attributed to common stock	(7,143,120)

Loss per common share
Basic and diluted net loss per share — as reported	$(0.24)
Basic and diluted net loss per share — pro forma	$(0.27)

Weighted average Black-Scholes fair value assumptions
Risk free interest rate	4.25%
Expected life	3 years
Expected volatility	164%
Expected dividend yield	0.0%
     In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative results have not been restated. The following table illustrates the effect on operating expenses from applying the fair value recognition provisions of SFAS 123(R) in 2006 and as if we had applied the fair value recognition provisions of SFAS No. 123 in 2005:

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2007	2006	2006	2005

Research and development expense	$123,485	$110,514	$152,391	$113,247
General and administrative expense	279,778	324,162	417,889	447,594
Selling and marketing expense	81,981	103,888	140,152	127,644

Total	$485,244	$538,564	$710,432	$688,485

          (o) Income Taxes
          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the total of tax payable for the period and the change during the period in deferred tax assets and liabilities.
          (p) Net Loss Per Common Share
          Basic loss per share data is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding during the year. Diluted earnings per share, which includes the dilutive effect of the conversion of convertible preferred stock and the convertible debt and exercise of options and warrants has not been presented because, due to the net losses recorded by the Company for all periods presented, their inclusion would be anti-dilutive. Conversion of convertible preferred stock, convertible debt and the exercise of options and warrants would result in 53,947,349 and 46,724,459 common shares outstanding at September 30, 2007 and December 31, 2006, respectively.
          (q) Significant Customers
          During the nine months ended September 30, 2007, we had one customer that accounted for 67% of the overall revenue. During the nine months ended September 30, 2006 we had one customer that accounted for 10% of the overall revenue.
          During the twelve months ended December 31, 2006 and 2005, the Company had no customer that accounted for more than 9% of the Company’s overall revenue.
          (r) Recent Accounting Pronouncements
          In September 2006, the SEC issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The pronouncement prescribes an approach whereby the effect of all unrecorded identified errors should be considered on all of the financial statements rather than just either the effect on the balance sheet or the income statement. We adopted the provisions of SAB 108 as of December 31, 2006. The adoption of SAB 108 did not have a material impact on our consolidated financial statements.
          On July 13, 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires recognition in the financial statements of the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions are effective for our first quarter 2007 financial statements with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.
          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We are currently evaluating the impact that SFAS No. 157 will have on our consolidated financial statements.
          (s) Accounting for Uncertainty in Income Taxes
          On January 1, 2007, we adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition.
          As a result of the implementation of FIN 48, we recognized no change in our recorded assets or liabilities for unrecognized income tax benefits. Based on our analysis of all material tax positions taken, management believes the technical merits of these positions are justified and expects that the full amount of the deductions taken and associated tax benefits will be allowed.
          FIN 48 requires the evaluation of a tax position as a two-step process. We must determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. If the tax position meets the “more likely than not” recognition threshold, then the tax benefit is measured and recorded at the largest amount that is greater than 50 percent likely of being realized upon ultimate settlement. The re-assessment of our tax positions in accordance with FIN 48 did not result in any material change to our financial condition, results of operations or cash flows.
          We have also assessed the classification of interest and penalties, if any, related to income tax matters. Pursuant to the application of FIN 48, we have made an accounting election to treat interest and penalties related to income tax matters, if any, as a component of income tax expense rather than other operating expenses.
(2) Operations, Liquidity and Going Concern
          Since inception, we have utilized the proceeds from a number of public and private sales of our equity securities, the exercise of options, convertible debt, short-term bridge loans from stockholders and more recently, preferred equity offerings and exercise of warrants, to meet our working capital requirements. At September 30, 2007, we had working capital deficit of $3,166,470.
          Our operations generated losses in 2006 and continue to generate losses in 2007. Our cash increased $625,285 during the nine months ended September 30, 2007 with operating activities using $2,712,127 of cash. We funded operations through cash from two equity offerings and payment of the Barbados contract. No assurance can be given that such activities will continue to be available to provide funding to us. Our business plan for 2007 is predicated principally upon the successful marketing of our RFID products. We anticipate that our existing working capital resources and revenues from operations will not be adequate to satisfy our funding requirements throughout 2007.
          The Company working capital requirements will depend upon many factors, including the extent and timing of their product sales, their operating results, the status of competitive products, and actual expenditures and revenues compared to their business plan. The Company is currently experiencing declining liquidity, losses from operations and negative cash flows, which make it difficult for the Company to meet their current cash requirements, including payments to vendors, and may jeopardize their ability to continue as a going concern. The Company intends to address their liquidity problems by controlling costs, seeking additional funding (through capital raising transactions and business alliances) and maintaining focus on revenues and collections.
          The Company auditors have included an explanatory paragraph in their audit opinion with respect to the Company’s consolidated financial statements at December 31, 2006. The paragraph states that the Company’s recurring losses from operations and resulting continued dependence on access to external financing raise substantial doubts about the Company’s ability to continue as a going concern. Furthermore, the factors leading to and the existence of the explanatory paragraph may adversely affect the Company’s relationship with customers and suppliers and have an adverse effect on their ability to obtain financing.
          If the Company losses continue, the Company will have to obtain funds to meet their cash requirements through business alliances, such as strategic or financial transactions with third parties, the sale of securities or other financing arrangements, or the Company may be required to curtail their operations, seek a merger partner, or seek protection under federal bankruptcy laws. Any of the foregoing may be on terms that are unfavorable to the Company or disadvantageous to existing stockholders. In addition, no assurance may be given that the Company will be successful in raising additional funds or entering into business alliances.
(3) Prepaid Expenses and Other Current Assets
          Prepaid expenses and other consists of the following:

	(unaudited)
	September 30,	December 31,
	2007	2006
Prepaid insurance	$60,559	$58,571
Prepaid trade shows	29,491	6,800
Prepaid other	40,963	26,719

	$131,013	$92,090

(4) Property, Plant and Equipment
          Property, plant and equipment consist of the following:

	(unaudited)		Amortization/
	September 30,	December 31,	Depreciation
	2007	2006	Period
Leasehold improvements	$66,435	$66,435	Lease term
Machinery and equipment	1,807,146	1,800,742	5 years
Furniture and fixtures	128,675	128,675	5 to 10 years

	2,002,256	1,995,852
Accumulated depreciation and amortization	(1,989,499)	(1,977,483)

Property, plant and equipment, net	$12,757	$18,369

          Depreciation expense totaled $12,016 and $13,580 for the nine months ended September 30, 2007 and 2006, respectively. Depreciation totaled $18,805 and $27,498 during 2006 and 2005, respectively.
(5) Intellectual property
          Intellectual property consists of the following:

				Weighted
				Average
				Remaining
				Useful
	(unaudited)			Lives at
	September 30,	December 31,	Useful	December 31,
	2007	2006	Lives	2006
Purchased RFID technology	$1,714,449	$1,714,449	5 years	—
Purchased video technology	5,087,483	5,087,483	5 years	—
Internally developed software	350,337	350,337	5 years	—

	7,152,269	7,152,269
Accumulated amortization and impairment	(7,152,269)	(7,152,269)

Intellectual property, net	$—	$—

          As of September 30, 2007 and December 31, 2006 intellectual property is fully amortized.
          The video technology was acquired in 1999 and consists of proprietary digital video compression technology used in video and CCTV products as well as the related U.S. and international patent rights.
          The RFID technology was acquired in 1998 and includes a patent, trade secret rights software, hardware, product designs and all other technical information necessary for the Company to manufacture and market radio frequency identification products in the areas of access control and asset management. As of December 31, 2005 there was no amounts left to be amortized on the balance sheet.
          Internally developed software costs were capitalized once the technological feasibility was achieved. These costs are reviewed for recoverability based on the expected future cash flows to be generated.
          No Amortization expense of intellectual property was recorded during 2007 and 2006 and $133 was recorded during 2005.
(6) Gain on vendor settlements and statuary write-off and other
          The Company recognized $2,857 and $66,888 during the nine months ended September 30, 2007 and 2006, respectively, relating to the expiration of the statue of limitations relating to trade accounts payables and $89,184 and $313,904 during 2006 and 2005, respectively. Gain on vendor settlements, statutory write-off, prior year refunds and other consists of the following:

	(unaudited)
	Nine Months Ended		Twelve Months Ended
	September 30,		December 31,
	2007	2006	2006	2005

Gain (loss) on settlements on vendor	$—	$(1,966)	$(2,084)	$10,000
Expiration of statuette of limitations	2,857	66,888	89,184	313,904
Prior year refunds	8,059	4,849	6,865	—
Other	14,883	256	8,551	2,520

Total	$25,799	$70,027	$102,516	$326,424

(7) Accrued Liabilities
          Accrued liabilities consist of the following:

	(unaudited)
	September 30,	December 31,
	2007	2006
Accrued vacation	$206,554	$183,624
Accrued interest payable	882,556	763,288
Accrued professional fees, litigation settlements and other	239,928	174,438

	$1,329,038	$1,121,350

(8) Lease Obligations
          The Company leases its office space and certain equipment under operating leases. Annual rental expense recorded for operating leases was $82,224 and $81,621 for the years ended December 31, 2006 and 2005, respectively. The rental expense for the nine months ended September 30, 2007 and 2006 were $64,173 and $61,668, respectively. The Company’s Carrollton, Texas facility’s lease expired on October 31, 2007 and they are currently on a month to month lease and the California lease runs through January 2008.
          The following table sets forth the future minimum lease payments on operating leases for the fiscal years ended December 31:

2007	$72,950
2008	1,950

$74,900

(9) Notes Payable to Stockholders (including convertible notes payable)
          Notes payable consist of the following:

	(unaudited)
	September 30,	December 31,
	2007	2005
Due to stockholders:
5.00% PV Proceeds Holdings, Inc., due December 31, 2007	$2,724,929	$2,971,713
5.00% Amphion Investment LLC note, due December 31, 2007	393,787	393,787)

	3,118,716	3,365,500
Less current maturities including discount amortization	(3,118,716)	(3,365,500)

Non-current notes payable to stockholders	$—	$—

          The following table sets forth the maturities for notes payable for the fiscal years ended December 31:

2007	$3,365,500

$3,365,500

PV Proceeds Holdings, Inc.
          On July 28, 1999, the Company acquired substantially all of the assets of PV Proceeds Holdings, Inc. (formerly “Prism Video”), a privately held corporation, and agreed to pay $4,000,000 to PV Proceeds Holdings, Inc. on December 31, 2002. The balance of the indebtedness under the PV Proceeds Holdings, Inc. note issued was due in full by the Company on December 31, 2002 and was in default during 2003 until extended by PV Proceeds Holdings, Inc. The note payable had an original face amount of $4,000,000 and was collateralized by the Company’s note receivable from Amphion Ventures, LP (“Amphion

Ventures”) (Note 7). Pursuant to the Asset Purchase Agreement between AXCESS and PV Proceeds Holdings, Inc., AXCESS assigned PV Proceeds Holdings, Inc. all payments of principal to be made by Amphion Ventures under the note receivable until the balance of the note receivable was paid in full or the balance due under the note payable to PV Proceeds Holdings, Inc. was paid in full, whichever occurred first. In addition, the shares of common stock, which PV Proceeds Holdings, Inc. may acquire upon conversion of preferred stock or by exercise of the warrant, were subject to a three-year lockup from the date of the closing, which could be reduced to two years upon the occurrence of certain events. The warrant was exercisable on or before July 28, 2004.
          Axcess reached an Agreement to Amend Purchase Note and Payment Term with PV Proceeds Holdings, Inc. the holders of a $4.0 million non-interest bearing note that was due December 31, 2002 and was in default. PV Proceeds consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007. As further consideration for entering into the agreement Axcess granted to PV Proceeds Holdings, Inc. a warrant to purchase up to 500,000 shares of common stock of Axcess. The warrants have an exercise price of $2.00 per share and shall expire on the earlier of February 14, 2008 or forty-five days after the principal and all accrued interest are paid. Axcess has also agreed to reduce the principal amount due first for 10% of equity proceeds and second 20% of proceeds from options exercised. Axcess also recorded deferred debt issuance costs of $689,932 for the value of the warrants, which will be amortized over the life of the loan. The deferred debt issuance costs had an amortized value of $42,241 at September 30, 2007 and $168,963 at December 31, 2006.
          In October of 2007, Axcess reached an Agreement to Extend the Amended Purchase Note with PV Proceeds Holdings, Inc. PV Proceeds consented to extend the note until December 31, 2011. As further consideration for entering into the extension Axcess agreed to increase the interest rate to 5.50% beginning January 1, 2008. Axcess also agreed to a one time principal reduction of 5% of the preferred equity round closed in August of 2007 and pay an extension fee of $25,000.
Amphion Investment LLC
          Axcess entered into a 6.75% convertible note with Amphion Investments, LLC, dated January 25, 2002. The principal outstanding under this note may be converted into securities of Axcess at the option of Amphion Investments on terms mutually acceptable to the Company and Amphion Investment. The borrowings are unsecured and are due and payable on demand by Amphion Investments. As of November 30, 2003, there was an outstanding balance of $350,000 on this note and accrued interest of $43,787.
          Axcess reached an agreement with Amphion Investment LLC with regards to the above-described note executed between them for $393,787 of principal and accrued interest. Amphion Investment LLC consented to a five-year extension of the note with an interest rate of 5% per annum from January 1, 2003 payable in full at maturity of December 31, 2007.
7% Convertible Note
          On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 unregistered shares of the Company’s common stock.
          Pursuant to the bridge financing agreement, the Company registered the shares of common stock comprising the units in December 2003. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.
          In connection with this bridge financing, the Company recorded a $1,000,000 debt discount due to the value of the equity consideration and beneficial conversion of the financing, pursuant to the guidance issued by the Emerging Issues Task Force. The debt discount was being amortized using the effective interest method over the three-year life of the agreement. This discount was fully amortized at December 31, 2005.
          During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005 the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock. During 2006, seven (all remaining) holders elected to convert

$233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock. As of December 31, 2006, the Company had no outstanding balances under this convertible note.
          On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock.
          Pursuant to the bridge financing agreement, the Company registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty (20) trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
          In connection with this bridge financing, the Company recorded an $84,598 debt discount due to the value of the equity consideration of the financing, pursuant to the guidance issued by the Emerging Issues Task Force. The debt discount is being amortized using the effective interest method over the three-year life of the agreement. This discount was fully amortized at January 31, 2006.
          During 2005 two holders elected to convert $73,334 of their note plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005 the Board also elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock. During 2006, ten (all remaining) holders elected to convert $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock. As of December 31, 2006, the Company had no outstanding balances under this convertible note.
(10) Preferred Stock
          The Company has authorized 10,000,000 shares of convertible preferred stock, of which shares designated in four series are currently outstanding. Information with respect to the series of preferred stock outstanding at each balance sheet date is summarized below.

	Series	Series	Series	Series	Series	Series	Series
	2003B	2004	2005	2006	2006B	2006C	2007

Number of shares authorized	2,750,000	625,000	2,750,000	1,200,000	750,000	200	205
Stated value	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01	$0.01
Number of shares issued and outstanding
December 31, 2006	1,790,000	625,000	2,708,550	1,200,000	750,000	—	—
September 30, 2007	1,725,000	625,000	2,708,550	1,200,000	750,000	200	205
Conversion ratio (or	1 to 1 into	1 to 1 into	1 to 1	1 to 1	1 to 1	1 to	1 to
conversion price) of	voting	voting	into	into	into	10,000	10,000
preferred shares into	common	common	voting	voting	voting	into	into
common	stock	stock	common	common	common	voting	voting
			stock	stock	stock	common	common
						stock	stock
Liquidation preference	None	None	None	None	None	None	None
Dividend rights	7% per	7% per	None	None	None	None	None
	annum,	annum,
	cumulative	cumulative
          (a) Series 2003B Preferred Stock

          The Company completed a $3,132,500 exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors offering during the fourth quarter of 2003. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consisted of 40,000 shares of Preferred Stock bearing a 7% dividend, approximately 2,000 shares of common stock and 40,000 warrants to purchase the Company’s common stock exercisable for two years at $2.75 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $3.75.
          During the nine months ended September 30, 2007, there were $160,341 of dividends accrued for Series 2003B Preferred Stock. On August 8, 2007, the Board elected to pay all accrued dividends with additional shares. Therefore, $222,796 of accrued dividends were paid by issuing 148,530 shares of restricted Axcess common shares. As of September 30, 2007 and December 31, 2006 dividends payable for the Series 2003B preferred stock were $31,263 and $93,717, respectively. During the nine months ended September 30, 2007 we had six holders of the Series 2003B convert their 65,000 shares to common stock. As of September 30, 2007 and December 31, 2006, the Company had 1,725,000 and 1,790,000 shares of Series 2003B Preferred shares outstanding, respectively.
          In connection with the issuance of the 2003B Preferred Stock, the Company recorded preferred stock dividend requirements of $1,782,831 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2007 that amount is reflected in accumulated deficit on the balance sheet.
          (b) Series 2004 Preferred Stock
          During the second quarter of 2004 the Company raised a net of $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2004 Preferred and consisted of 625,000 shares of Preferred Stock bearing a 7% dividend and 357,142 warrants to purchase the Company’s common stock exercisable for two years at $3.20 per share. The offering also included an automatic conversion into Common Stock on a one for one basis if the closing twenty-day average stock price is over $4.00.
          During the nine months ended September 30, 2007, there were $78,822 of dividends accrued for Series 2004 Preferred Stock. On August 8, 2007, the Board elected to pay all accrued dividends with additional shares. Therefore, $108,164 of accrued dividends were paid by issuing 72,110 shares of restricted Axcess common shares. As of September 30, 2007 and December 31, 2006 dividends payable for the Series 2004 preferred stock were $15,534 and $44,877, respectively. As of September 30, 2007 and December 31, 2006, the Company had 625,000 shares of Series 2004 Preferred shares outstanding.
          In connection with the issuance of the 2004 Preferred Stock, the Company recorded preferred stock dividend requirements of $1,002,540 that will be reflected as preferred stock dividends as the underlying preferred stock converts to common stock. As of September 30, 2007 that amount is reflected in accumulated deficit on the balance sheet.
          (c) Series 2005 Preferred Stock
          On December 30, 2005, the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
          A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
          The Company also recorded a preferred stock dividend of $813,021 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during December 2005.
          On March 14, 2006, the Company raised an additional $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the

Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
          The Company also recorded an additional preferred stock dividend of $1,489,245 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2005 Preferred Stock Equity closed during March 2006.
          (d) Series 2006 Preferred Stock
          On May 31, 2006, the Company raised $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company used the proceeds for general working capital.
          The Company also recorded an additional preferred stock dividend of $645,020 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006 Preferred Stock Equity closed during May 2006.
          (e) Series 2006B Preferred Stock
          On December 1, 2006, the Company raised $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds for general working capital.
          $150,000 of the 2006B Preferred Equity Offering was from Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder and $300,000 was from Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.
          The Company also recorded an additional preferred stock dividend of $750,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006B Preferred Stock Equity closed during May 2006.
          (f) Series 2006C Preferred Stock
          On January 29, 2007, the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds for general working capital.
          The Company also recorded an additional preferred stock dividend of $2,000,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2006C Preferred Stock Equity closed during January 2007.
          (g) Series 2007 Preferred Stock
          During the third quarter of 2007, the Company raised $2,050,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to ten thousand basis at $1.00. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. The Company will use the proceeds from the sale of the 2007 Preferred stock for general working capital.
          $250,000 of the 2007 Preferred Equity Offering was from Richard C.E. Morgan our chairman and an affiliate of the Amphion Group.
          The Company also recorded an additional preferred stock dividend of $2,050,000 relating to the beneficial conversion feature and the warrants that were issued in connection with the 2007 Preferred Stock Equity closed during the quarter.

(11) Employee Benefit Plans
          The Company sponsors a 401(k) retirement plan. The Company, at its discretion, matches a portion of the participant’s contribution. Participants are vested in the Company’s matching contribution after 4 years of full time service and may join the plan January or July of each year. The Company suspended its matching contribution on February 28, 2001.
(12) Stock Options and Warrants
          Under the Company’s 2005 Equity Incentive Plan, the Company may grant up to 5,000,000 shares of common stock to its employees. The exercise price of each option is not less than the market price of the Company’s stock on the date of grant and an option’s maximum term is ten years. No shares have been issued under this plan. Options are generally granted each year and have various vesting requirements. Options granted typically vest over a four-year period. During 2006 and 2005, the Company made grants of 340,000 and 0, respectively, as inducements for the employment of certain officers of the Company, which does not reduce the 5,000,000 options available for grant under the stock option plan.
          With the shareholders approval of the 2005 Equity Incentive Plan, the Company will not issue anymore options under the Company’s 2001 Equity Incentive Plan or the Directors Compensation Plan.
          The 2001 Equity Incentive Plan allowed for grants up to 2,000,000 shares of common stock to its employees. The exercise price of each option was not less than the market price of the Company’s stock on the date of grant and an option’s maximum term was ten years. The Company had issued stock options to various members of the Board of Directors and officers of the Company under this plan. Options were generally granted each year and had various vesting requirements. Options granted typically vest over a four-year period.
          In 1998, the Company adopted a director compensation plan pursuant to which it paid each director who was not employed by the Company and who did not beneficially own more than 5% of the shares of common stock outstanding an annual grant of 5,000 options to acquire common stock of the Company at an exercise price equal to the fair market value per share of the common stock at the time the option is granted (the “Annual Grant”). The Annual Grant customarily occurs on the date of the Company’s annual meeting. The director compensation plan also provided for a one-time initial grant of 15,000 to each director of the Company as of July 21, 1998, the date the director compensation plan was approved by the Company’s stockholders (the “Initial Grant”). The Company has authorized 150,000 shares for issuance under this plan.
          Stock option transactions for the years ended December 31, 2006 and 2005 are summarized below::

	2006		2005
		WEIGHTED AVERAGE		WEIGHTED AVERAGE
	OPTIONS	EXERCISE PRICE	OPTIONS	EXERCISE PRICE
Options outstanding at beginning of year	3,117,485	$2.40	3,288,414	$2.37
Options granted	1,683,000	1.04	—	—
Options exercised	(19,200)	0.40	(55,100)	0.40
Options forfeited	(164,412)	1.47	(115,829)	2.47

Options outstanding at end of year	4,616,873	1.95	3,117,485	2.40

Options exercisable at end of year	2,647,869	2.19	2,522,320	2.11

Options available for grant at the end of the year	3,758,000		5,000,000

Fair value of options granted during the year	$1,531,730		$0

          The options outstanding at December 31, 2006 have exercise prices as indicated in the table below:

			Intrinsic Value of
		Weighted Average	Vested Unexercied
Option Price	Number of Options	Remaining Life	Options

$0.00 — $1.00	845,400	6.71	$535,558
$1.01 — $2.00	2,520,258	8.07	750
$2.01 — $3.00	789,375	3.72
$3.01 — $4.00	193,840	3.83
$4.01 — $5.00	20,000	4.42
$5.01 — $6.25	248,000	3.22

Total	4,616,873	6.62	$536,308

          During the nine months ended September 30, 2007 the Company issued an additional 1,165,000 options to employees and directors including 55,000 as an inducement for employment to certain employees. The options are priced in a range between $1.40 to $1.50 and they expire in 2017.
          As of September 30, 2007 we had 5,558,373 of options outstanding.
          The Company has issued warrants to purchase common stock in connection with issuance of notes payable to stockholders, convertible debentures, and preferred stock. The following table summarizes warrants outstanding at December 31:

	2006		2005
		WEIGHTED AVERAGE		WEIGHTED AVERAGE
	WARRANTS	EXERCISE PRICE	OPTIONS	EXERCISE PRICE
Warrants outstanding at beginning of year	4,184,474	$1.70	7,918,947	$2.15
Warrants issued	3,102,055	2.75	2,699,335	1.50
Warrants exercised	(50,000)	0.65	(1,998,906)	1.03
Warrants expired unexercised	(594,808)	2.50	(4,434,902)	2.53

Warrants outstanding at end of year	6,641,721	2.10	4,184,474	1.70

          The warrants outstanding at December 31, 2006 have exercise prices as indicated in the table below.

Strike Price	Number of Warrants	Weighted Average Remaining Life

$0.00 — $1.00	—	—
$1.01 — $2.00	6,351,723	3.52
$2.01 — $3.00	289,998	0.58

Total	6,641,721	3.52

          During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
          During the twelve months ended December 31, 2006 the Company issued an additional 3,102,055 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between January 28, 2010 and December 01, 2011. During that same period the Company had 50,000 warrants exercised and 594,808 warrants expire without being exercised.
          During the nine months ended September 30, 2007 the Company issued an additional 2,025,000 warrants in conjunction with various exempt equity offerings and services provided. The warrant price ranged from $1.50 to $2.00 and they expire between January 28, 2010 and September 28, 2012. During that same period the Company had no warrants exercised and 374,998 warrants expire without being exercised.
(13) Contingencies
          From time to time we may be named in claims arising in the ordinary course of business. Currently, no material legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.
          However, Axcess is engaged in a number of lawsuits with approximately five vendors who claim they are owed amounts from $500 to $45,000, which aggregates in total $76,326. We are currently defending or seeking to settle each of the vendor’s claims. At September 30, 2007, we had accrued the delinquent amounts we expect to be liable for, for the claims described in this paragraph.

          In 2005, Axcess entered into a one year Borrowed Employees and Advisory Agreement with Amphion Capital Partners LLC (“ACP”), an affiliate of Amphion Group, our major shareholder, to assist us in a variety of areas relating to investor relations and technology research. The contract was renewed in 2006. Axcess paid ACP $75,000 during 2005 and $70,000 during 2006.
(14) Income Taxes
          There was no provision for income taxes for the years ended December 31, 2006 and 2005 due to the net loss incurred for each year. The Company had no material deferred tax liabilities at December 31, 2006.
          The Company had the following deferred tax assets at December 31, 2006 as follows:

Net operating loss	$18,452,000
Property, equipment and intangibles	1,378,000
Other	85,000
Valuation allowance	(19,915,000)

$—

          The valuation allowance increased by approximately $601,000 and $1,240,000 during the years ended December 31, 2006 and 2005, respectively.
          At December 31, 2006 and 2005, the Company had a net operating loss carry forward of approximately $50,000,000 and $47,600,000, respectively for U.S. federal income tax purposes. The net operating loss will expire from 2007 through 2026.
          A change in ownership, as defined for purposes of the Internal Revenue Code, occurred in 1996 and the Company believes that a subsequent ownership change occurred during 1998, each of which limit the annual utilization of the U.S. federal net operating loss carry forward under the applicable Internal Revenue Service. Other portions of the net operating loss may also be limited due to subsequent ownership changes.
(15) Subsequent Event (Unaudited)
          On October 24, 2007, Axcess and PV Proceeds agreed to extend their Note. Under the terms of the extension Axcess has agreed to increase the interest rate it pays to PV Proceeds from 5.0% to 5.5% beginning January 1, 2008. Axcess also agreed to pay a $25,000 extension fee and to make a $70,000 additional principal pay down. PV agreed to extend the maturity date from December 31, 2007 to December 31, 2011.
          On November 6, 2007 we announced the availability of DotTM Micro-Wireless Technology platform for business activity monitoring. This product has been in development for three years and we have applied and received several patents relative to the Dot technology.

LEGAL MATTERS
          Certain legal matters, including the validity of the shares being issued, will be passed upon for Axcess by Epstein Becker & Green, P.C.
EXPERTS
          The consolidated financial statements of Axcess International, Inc. in this prospectus for the years ended December 31, 2006 and 2005, have been audited by Hein & Associates LLP, independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the ability of Axcess to continue as a going concern) which is included herein, and has been so included in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We file reports, proxy statements and other information with the Securities and Exchange Commission in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Securities and Exchange Commission are also available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. Our website on the Internet is at http://www.axcessinc.com.

PROSPECTUS
AXCESS INTERNATIONAL, INC.
16,248,109 Shares Common Stock
          We have not authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of our common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers
          Our certificate of incorporation provides that we shall indemnify to the extent permitted by Delaware law any person whom we may indemnify there under, including our directors, officers, employees and agents. Our bylaws provide such indemnification (other than an order by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, by independent legal counsel or by the stockholders. In addition, our certificate of incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as directors.
          Our authority to indemnify our directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:
          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
          (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
          (h) For purposes of this section, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to such constituent corporation if its separate existence had continued.
          (i) For purposes of this section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this section.
          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
Item 25. Other Expenses of Issuance and Distribution
          The following table sets forth the various expenses, which will be paid by us in connection with the issuance and distribution of the securities being registered. With the exception of the registration fees and the FINRA filing fee, all amounts shown are estimates.

Registration fee	$624
Blue sky fees and expenses (including legal and filing fees)	0
Printing expenses (other than stock certificates)	0
Legal fees and expenses (other than blue sky)	10,000
Accounting fees and expenses	10,000
Transfer Agent and Registrar fees and expenses	200
Miscellaneous expenses	10,000

Total	$30,824

Item 26. Recent Sales of Unregistered Securities
          During 2005, 2006 and 2007, we issued unregistered securities in connection with each of the transactions described below. The issuance of the Preferred Stock, common stock and promissory notes were exempt from the registration requirements of the Securities Act by virtue of Sections 4(2) and 4(6) thereof as a transaction not involving a public offering and made solely to accredited investors. An appropriate restrictive legend was affixed to the stock certificates and warrants.
Convertible Promissory Note
          On July 30, 2002, the Company entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 10 “units” to the investors for an aggregate purchase price of $1,000,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 25,000 shares of the Company’s common stock. Each investor has agreed to not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on July 30, 2005. On each of July 30, 2003, July 30, 2004 and July 30, 2005, the investors have the option to convert one-third of the principal amount of the notes into common stock of the Company. The conversion price of the notes is initially 65% of the average closing price of a share of the Company’s common stock for the 20 trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $4.00 per share and the minimum conversion price shall be $1.00 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in the Company’s shares of common stock. The Company without premium or penalty may prepay the notes in whole or in part.
          During 2005, four holders elected to convert $250,000 of their notes plus $8,263 of accrued interest into 253,283 shares of Axcess common stock, which were issued during 2005. During 2005, the Board also elected to convert $27,318 of accrued and unpaid interest into 27,594 shares of Axcess common stock.
          During February 2006, seven holders elected to convert their remaining $233,333 of their notes plus $11,829 of accrued interest into 415,526 shares of Axcess common stock, which were issued during 2006.
          On January 17, 2003, Axcess entered into a bridge financing agreement with ten accredited investors for the sale and issuance of 3.05 “units” to the investors for an aggregate purchase price of $305,000. Each unit consists of a convertible promissory note in the amount of $100,000 and 50,000 unregistered shares of our common stock. Pursuant to the bridge financing agreement, we registered the shares of common stock comprising the units of the bridge financing agreement. By agreement, each investor may not sell more than one-third of the common stock comprising the units during any calendar month. The convertible promissory notes comprising the units bear interest at an annual rate of 7% and mature on January 31, 2006. On each of January 31, 2004, January 31, 2005 and January 31, 2006, the investors have the option to convert one-third of the principal amount of the notes into common stock of Axcess. The conversion price of the notes is initially 65% of the average closing price of a share of our common stock for the twenty trading days preceding the given anniversary date of the notes. The maximum conversion price shall be $2.00 per share and the minimum conversion price shall be $0.50 per share. The conversion price will be subject to adjustment from time to time to reflect any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar change in our shares of common stock. The notes may be prepaid in whole or in part by us without premium or penalty.
          During 2005 two holders elected to convert $73,334 of their notes plus $5,093 of accrued interest into 79,380 shares of Axcess common stock, which were issued during 2005. During 2005, the Board elected to convert $9,615 of accrued and unpaid interest into 9,711 shares of Axcess common stock.
          During February 2006, ten holders elected to convert their remaining $163,333 of their notes plus $8,280 of accrued interest into 290,868 shares of Axcess common stock, which were issued during 2006.
Dividends Paid
          During 2005, the Board elected to convert $326,008 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 220,280 shares of Axcess common stock, which were issued during 2005. The also elected to convert $106,438 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 71,918 shares of Axcess common stock, which were issued during 2005.

          On July 28, 2006, the Board elected to convert $267,335 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 297,038 shares of Axcess common stock, which were issued during 2006. The also elected to convert $128,014 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 142,237 shares of Axcess common stock, which were issued during 2006.
          On August 8, 2007, the Board elected to convert $222,796 of accrued and unpaid dividends for the current holders of the 2003B Preferred shares into 148,530 shares of Axcess common stock, which were issued during 2007. The Board also elected to convert $108,164 of accrued and unpaid dividends for the current holders of the 2004 Preferred shares into 72,110 shares of Axcess common stock, which were issued during 2007.
2003B Preferred Equity Offering
          In November 2003, Axcess raised a net of approximately $2,500,000 of additional working capital through an exempt Section 4(6) and a Section 4(2) private offering of Preferred Stock to accredited institutional investors. The Preferred Stock is designated as 2003B Preferred and each $70,000 unit consists of 40,000 shares of Preferred Stock bearing a 7% dividend, 2,000 shares of common stock and 40,000 warrants to purchase Axcess’ common stock exercisable for two years at $2.75 per share. Each share of Series 2003B Preferred Stock is automatically convertible into voting common stock on a share-for-share basis (i) when Axcess achieves a full quarter of positive earnings before interest, taxes depreciation and amortization or (ii) when the share price surpasses $3.75 based on the average closing per share price for the 20 trading days preceding. In connection with the 2003B Preferred Stock offering including commissions, Axcess issued 1,570,000 shares of the 2003B Preferred Stock, 157,000 shares of common stock and 1,695,000 warrants.
          In December 2003, Axcess raised a net of approximately $362,250 of additional working capital through a second closing of the 2003B Preferred. In connection with the second close of the 2003B Preferred Stock offering including commissions; Axcess issued 220,000 shares of 2003B Preferred and 240,000 warrants.
          During 2007 six holders elected to convert 65,000 shares into 65,000 shares of Axcess common stock. This shares had been previously registered under an SB-2 registration statement.
2005 Preferred Equity Offering
          On December 30, 2005 the Company raised $813,021 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 956,495 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 956,495 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
          A portion of the 2005 Preferred Equity Offering was the conversion of a convertible note with Amphion Innovations plc, an affiliate of the Amphion Group, our majority shareholder. The principal of the note converted was $500,000 and accrued interest of $4,521. Amphion also agreed to release its secured interest in Axcess’ video patent portfolio.
          On March 14, 2006 the Company raised $1,489,245 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2005 Preferred and consists of 1,752,055 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $0.85. In addition, the Company issued 1,752,055 warrants to purchase the Company’s common stock exercisable for five years at $1.50 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $3.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006 Preferred Equity
          On May 31, 2006 the Company raised an additional $1,200,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006 Preferred and consists of 1,200,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 600,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.

2006B Preferred Equity
          On December 1, 2006 the Company raised an additional $750,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006B Preferred and consists of 750,000 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a one to one basis at $1.00. In addition, the Company issued 750,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2006C Preferred Equity
          In January 2007 the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
2007 Preferred Equity
          In August and September 2007 the Company raised $2,050,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2007 Preferred and consists of 205 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,025,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.
Warrant Exercised / Expire
          During the twelve months ended December 31, 2005 the Company issued an additional 2,699,335 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.40 to $1.50 and they expire between January 31, 2007 and December 22, 2010. During that same period the Company had 1,998,906 warrants exercised and 4,434,902 warrants expire without being exercised.
          During the twelve months ended December 31, 2006 the Company issued an additional 3,102,055 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between March 14, 2011 and December 1, 2011. During that same period the Company had 50,000 warrants exercised and 594,808 warrants expire without being exercised.
          During the nine months ended September 30, 2007 the Company issued an additional 2,025,000 warrants in conjunction with various exempt equity offerings. The warrant price ranged from $1.50 to $2.00 and they expire between October 25, 2010 and September 28, 2012. During that same period the Company had no warrants exercised and 374,998 warrants expire without being exercised.
Common Stock for Services Rendered
          On October 25, 2007 we issued 50,000 restricted common shares to Stan Zaslow to compensate him for services provided to Axcess.
Common Stock
          During 2005 we had four employees exercise 55,100 stock options with a strike price of $0.40 per share.
          During 2006 we had two employees exercise 19,200 stock options with a strike price of $0.40 per share.
          During the nine months ended September 30, 2007 we had three employees exercise 29,500 stock options with a strike price of $0.40 per share and one employee exercise 1,250 stock options with a strike price of $1.04.

SB-2 Registration Statement
          On October 11, 2005 the SEC declared our SB-2 Registration statement effective which was originally filed on August 19, 2005. We registered a total of 2,370,639 common shares comprising 627,799 shares currently issued and held by certain selling stockholders and 1,742,840 warrants. Proceeds from the sale of the 627,799 shares beneficially owned by the selling stockholders will inure solely to the benefit of the selling stockholders, as we will not receive any of the proceeds from such sales. If fully exercised the warrants would result in the issuance of 1,742,840 shares of our common stock and result in proceeds to us of $2,613,160, which would be used for working capital and to pay down any outstanding debt. There can be no assurance that any of the warrants will be exercised.
2005 Equity Incentive Plan
          The Company believes that incentives and stock-based awards focus its employees, consultants and directors on the objective of creating stockholder value and promoting the Company’s success. On May 10, 2005, the Company’s board of directors adopted the 2005 Equity Incentive Plan (the “Plan”) and on July 12, 2005 the Company’s stockholders approved the plan at the annual meeting of the stockholders. Since the plan was adopted, no further awards will be granted under the Company’s 2001 Equity Incentive Plan after the date of the Annual Meeting of Stockholders.Other Matters relating to future amortizable charges
          As of December 31, 2006 we have $168,963 of deferred debt issuance costs on our balance sheet, which will be amortized using the effective interest rate over lives of the related debt.
Other Matters relating to future amortizable charges
          As of December 31, 2006 we have $168,963 of deferred debt issuance costs on our balance sheet, which will be amortized using the effective interest rate over lives of the related debt.
          In connection with the issuance of the common shares and preferred shares, we recorded preferred stock dividend requirements that will be reflected as preferred stock dividends in the income statement as the underlying preferred stock converts to common stock. The following tables:

	9 Months	12 Months	12 Months
	Ended	Ended	Ended
	September	December	December
	30, 2007	31, 2006	31, 2005
Warrant inducement	$—	$—	$2,060,397
2005 Preferred equity offering	—	1,489,245	813,021
2006 Preferred equity offering	—	645,020	—
2006B Preferred equity offering	—	750,000	—
2006C Preferred equity offering	2,000,000	—	—
2007 Preferred equity offering	2,050,000	—	—
Item 27. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company. Incorporated herein by reference to Exhibit A to the Company’s 2005 Definitive Proxy Statement filed June 2, 2006

3.2	By-laws of the Company. Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 2-80946)

3.3	Certificate of Designations, Preferences, Powers and Rights of Series 2003B Preferred Stock, Series 2004 Preferred Stock and Series 2005 Preferred Stock of the Company. Incorporated herein by reference to Exhibit B to the Company’s 2005 Definitive Proxy Statement filed June 2, 2006.

* 5.1	Opinion of Epstein Becker & Green P.C.

+ 10.1	Employment Agreement dated July 16, 1999, by and between the Company and Allan Griebenow. Incorporated herein by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 1999.

Exhibit No.	Description
+ 10.2	Axcess International Inc. 2005 Equity Incentive Plan. Incorporated herein by reference to Exhibit A to the Company’s 2005 Definitive Proxy Statement filed June 1, 2005.

10.3	Agreement to amend purchase note and payment terms as of December 12, 2003, executed by Axcess and PV Proceeds holdings, Inc. Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on December 16, 2003.

10.4	Amended demand note dated as of November 30, 2003, executed by Axcess payable to Amphion Investment LLC in the principal amount of $393,787. Incorporated herein by reference to Exhibit 10.4 on Form 8-K filed on December 16, 2003.

10.5	Form of Stock Purchase agreement for the 2006 Preferred Equity Offering. Incorporated herein by reference to Exhibit 10.1 on Form 10-QSB filed on August 11, 2006.

10.6	Form of Stock Purchase agreement for the 2006B Preferred Equity Offering. Incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on December 4, 2006.

10.7	Form of Stock Purchase agreement for the 2006C Preferred Equity Offering. Incorporated herein by reference to Exhibit 10.10 on Form 10-KSB filed on March 2, 2007

* 10.8	Form of Stock Purchase agreement for the 2007 Preferred Equity Offering. *

10.9	Form of Voting Common Stock Purchase Warrant between the Company and certain investors of the exempt 2005 Preferred Stock Offering. Incorporated herein by reference to Exhibit 10.11 on Form 10-KSB filed on March 2, 2007.

10.10	Form of Voting Common Stock Purchase Warrant between the Company and certain investors of the exempt 2006 Preferred Stock Offering. Incorporated herein by reference to Exhibit 10.12 on Form 10-KSB filed on March 2, 2007.

10.11	Form of Voting Common Stock Purchase Warrant between the Company and certain investors of the exempt 2006B Preferred Stock Offering. Incorporated herein by reference to Exhibit 10.13 on Form 10-KSB filed on March 2, 2007.

10.12	Form of Voting Common Stock Purchase Warrant between the Company and certain investors of the exempt 2006C Preferred Stock Offering. Incorporated herein by reference to Exhibit 10.14 on Form 10-KSB filed on March 2, 2007.

* 10.13	Form of Voting Common Stock Purchase Warrant between the Company and certain investors of the exempt 2007 Preferred Stock Offering. *

10.14	Advisory agreement between NVW LLC and Axcess. Incorporated herein by reference to Exhibit 10.9 on Form 10-KSB filed on March 2, 2007.

21.1	Subsidiaries of the Company.

* 23.1	Consent of Hein & Associates LLP. *

31.1	Certification of our President, Chief Executive Officer and Principal Executive Officer, under Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of our Vice President, Chief Financial Officer, Secretary and Principal Accounting and Financial Officer, under Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of our President, Chief Executive Officer and Principal Executive Officer, under Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of our Vice President, Chief Financial Officer, Secretary and Principal Accounting and Financial Officer, under Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herewith

+	Denotes management contract or compensatory plan.
Item 28. Undertakings. Axcess hereby undertakes:

(a) Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act ($230.415 of this chapter), that the small business issuer will:
          1. File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registrant statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b)($230.424(b)) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registrant Fee” table in the effective registration statements; and
          (iii) To include any additional or changed material information with respect to the plan of distribution.
          2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
          3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
          4. For determining liability of the undersigned small business under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by mean of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;
          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
          (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
(c) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlled person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submitted to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(g) That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) If the small business issuer is relying on Rule 430B ($230.430B of this chapter):
          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) ($230.424 (b)((2), (b)(5), or (b)7 of this chapter) as part of a registration statement in reliance on Rule 424B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) ($230.415(a)(1)(i),(vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of the prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 403B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

SIGNATURES
          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on November 21, 2007.

AXCESS INTERNATIONAL, INC.
By:	/s/ ALLAN GRIEBENOW
	Name:	Allan Griebenow
	Title:	President and Chief Executive Officer (Principal executive officer)

          Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Allan Griebenow and Allan L. Frank and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to authorize, approve, sign and cause to be filed such other documents as may be necessary or appropriate to qualify the securities which are the subject of the Registration Statement for offer and sale under the Blue Sky and other applicable laws of each jurisdiction in which such securities may be offered and sold, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated, on the 21st day of November 2007.

Signature	Capacity

/s/ Richard C.E. Morgan	Chairman of the Board

Richard C.E. Morgan

/s/ Allan Griebenow	Director, President and Chief Executive Officer

Allan Griebenow	(Principal Executive Officer)

/s/ Allan L. Frank	Chief Financial Officer

Allan L. Frank	(Principal Accounting and Financial Officer)

/s/ Paul J. Coleman, Jr.	Director

Paul J. Coleman, Jr.

/s/ Robert J. Bertoldi	Director

Robert J. Bertoldi

/s/ Robert F. Hussey	Director

Robert F. Hussey